Exhibit 4.1

Execution Version

GEOEYE, INC.
as Issuer
The Subsidiary Guarantors named on the signature pages hereto
8.625% Senior Secured Notes due 2016

INDENTURE
Dated as of October 8, 2010

WILMINGTON TRUST FSB,
as Trustee and as Collateral Trustee

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-ii-

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EXHIBIT INDEX
Exhibit A — Form of Original Note and Additional Note
Exhibit B — Form of Supplemental Indenture

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CROSS-REFERENCE TABLE

Trust Indenture Act	Indenture
Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	10.12
(b)(2)	7.06; 10.12
(c)	7.06
(d)	4.02; 4.09
314(a)	4.02; 4.09
(b)(2)	10.03
(c)(1)	12.04; 10.07; 10.12
(c)(2)	12.04; 10.07; 10.12
(c)(3)	10.07
(d)	10.07
(e)	12.05
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01

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N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

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     THIS INDENTURE dated as of October 8, 2010 among GEOEYE, INC., a corporation organized under the laws of the State of Delaware (the “Issuer”), the Subsidiary Guarantors (as defined herein) listed in the signature pages hereto and WILMINGTON TRUST FSB, as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $125,000,000 aggregate principal amount of the Issuer’s 8.625% Senior Secured Notes due 2016 (the “Original Notes”) issued on the Issue Date (as defined herein) in the form of Exhibit A and (b) any Additional Notes (as defined herein, and together with the Original Notes, the “Notes”) in the form of Exhibit A.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
“Acquired Debt” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; and
(2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person;
including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.
“Additional Notes” means the Issuer’s 8.625% Senior Secured Notes due 2016 issued under the terms of this Indenture subsequent to the Issue Date having the same terms as the Notes, except that interest may accrue on the Additional Notes from the date of their issuance.
“Adjusted Cash EBITDA” means, with respect to such Person for any period, the sum of:
(1) Consolidated Net Income, plus
(2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, plus
(3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP:
(A) income taxes of such Person, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary and non-recurring gains or losses; and
(B) Consolidated Depreciation and Amortization Expense and all other non-cash items of such Person reducing Consolidated Net Income, less all non-cash items of such Person increasing Consolidated Net Income (not including non-cash charges in a period which reflect cash items paid or to be paid in another period);
(4) less, amortization of deferred revenue related to the NextView, EnhancedView or any successor agreement with the National Geospatial-Intelligence Agency; plus
(5) net after tax losses attributable to Asset Sales, and net after tax extraordinary or non-recurring losses of such Person, to the extent reducing Consolidated Net Income; plus
(6) any losses of such Person from an early extinguishment of indebtedness; plus
(7) any restructuring charges of such Person;
provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“After-Acquired Property” means all property and assets acquired after the Issue Date which are of a type constituting Collateral under the Security Agreement or any other Security Document.
“Aircraft Security Agreement” means that Aircraft Security Agreement, dated as of the Issue date, by and among M.J. Harden Associates, Inc. and the Collateral Trustee, as amended, restated or supplemented from time to time.
“Applicable Premium” means with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:
(1) 1.0% of the outstanding principal amount of such Note; and
(2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at October 1, 2013 (such redemption price being set forth in the table appearing in Section 3.01) plus (ii) all required interest payments due on such Note through October 1, 2013 (excluding accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.
“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of

Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case other than:
(1) a disposition of Cash Equivalents;
(2) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property and images from the Issuer’s Image Library, which disposition is, in the good faith judgment of the Issuer’s Board of Directors, beneficial to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole);
(3) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Article 5 or any disposition that constitutes a Change of Control;
(4) licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;
(5) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;
(6) the granting of Liens not prohibited by Section 4.11;
(7) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.04;
(8) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $5.0 million;
(9) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;
(10) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(11) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (15) of the definition of “Permitted Investments”); and
(12) any disposition of assets received by the Issuer or any Restricted Subsidiary upon foreclosures on a Lien.
“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2) with respect to a partnership, the board of directors of the general partner or manager of the partnership;
(3) with respect to a limited liability company without a board, the managing member or members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or executive order to close in New York City.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash Equivalents” means:
(1) U.S. dollars, pounds sterling, Euros or, in the case of any foreign subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(2) securities or other direct obligations of the United States of America or any member of the European Union or any agency or instrumentality thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency or instrumentality thereof, in each case with maturities not exceeding two years;
(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P (or such similar successor ratings);
(6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s (or such similar successor ratings);
(7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and
(8) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s (or such similar successor ratings) and (iii) have portfolio assets of at least $500.0 million (but excluding for purposes of this clause (8) money market funds that invest primarily in auction rate or similar securities).
“Change of Control” means the occurrence of any of the following:
(1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person or group of related Persons (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act);
(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group of related Persons (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision), of 50% or more of the total voting power of the Voting Stock of the Issuer; or
(3) individuals who on the Issue Date constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors of the Issuer or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect on the Issue Date and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.
“Collateral” means any property or assets of whatever kind and nature, whether now owned or hereafter acquired, subject or purported to be subject from time to time to a Lien granted to secure the Notes, the Guarantees and all future Permitted Second Lien Debt, equally and ratably, pursuant to the Security Agreement, the Aircraft Security Agreement or any other Security Document.
“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Issue Date, among the Collateral Trustee, the Trustee, the Issuer and each Guarantor, as it may be amended or supplemented from time to time.
“Collateral Trustee” means Wilmington Trust FSB, in its capacity as “Collateral Trustee” under the Collateral Trust Agreement, the Intercreditor Agreement and the other Security Documents, and any successor thereto in such capacity.
“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and costs, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, (1) the sum, without duplication, of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses) and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (2) interest income of such Person and its Restricted Subsidiaries for such period.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
(1) the net income (but not loss) of any other Person that is not a Restricted Subsidiary of such Person, except to the extent of the lesser of
(x) the dividends or other distributions actually paid in cash to such Person or any of its Restricted Subsidiaries (subject to clause (3) below) by such other Person during such period, and

(y) such Person’s pro rata share of such other Person’s net income earned during such period;
(2) any net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;
(3) the net income (but not loss) of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
(4) any net after-tax gains (but not losses) attributable to Asset Sales;
(5) any net after-tax extraordinary or non-recurring gains (but not losses);
(6) the effect of adjustments resulting from the application of recapitalization or purchase accounting relating to any acquisition or the amortization or write-off of any amounts thereof;
(7) the cumulative effect of a change in accounting principles; and
(8) to the extent reducing Consolidated Net Income, the total amount of tender costs, unamortized issuance costs and unamortized original issue discount expenses relating to the Floating Rate Notes, the Tender Offer and the Floating Rate Notes Redemption, but excluding the costs and expenses of the Floating Rate Notes Discharge as described under the caption “Use of Proceeds” in the offering memorandum, dated September 23, 2009, related to the First-Lien Notes.
In calculating the aggregate net income (or loss) of any Person and its Restricted Subsidiaries on a consolidated basis, Unrestricted Subsidiaries shall be treated as if accounted for under the equity method of accounting.
“Consolidated Total Indebtedness” means, with respect to any Person as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and its Restricted Subsidiaries and all Preferred Stock of such Person’s Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair

Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the relevant Person.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Convertible Indebtedness” means Indebtedness of the Issuer (which may be Guaranteed by the Guarantors) permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or forward purchase contracts (or substantially equivalent derivative transactions) that are exercisable for or settled in common stock of the Issuer and/or cash (in an amount determined by reference to the price of such common stock).
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Trust FSB, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: GeoEye, Inc. Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Credit Facilities” means, one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes or other securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including to extend the maturity thereof, to increase the amount of commitments thereunder (provided that any such increase is permitted under Section 4.03), or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder, whether by the same or any other agent, lender or group of lenders or investors.
“Debt to Adjusted Cash EBITDA Ratio” means, with respect to any Person for its most recently ended four fiscal quarters for which internal financial statements are available, the ratio of (1) its Consolidated Total Indebtedness at the end of such period to (2) Adjusted Cash EBITDA of such Person for such period.

In connection with the calculation of the Debt to Adjusted Cash EBITDA Ratio, pro forma effect shall be given to:
(1) the incurrence, assumption, guarantee, redemption or repayment any Indebtedness or issuances or redemptions of Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Debt to Adjusted Cash EBITDA Ratio is being calculated but prior to the date on which the event for which the calculation of Debt to Adjusted Cash EBITDA Ratio is made, as if the same had occurred at the beginning of such period;
(2) investments, acquisitions, dispositions, merger, consolidations or discontinued operations (as determined in accordance with GAAP) (and, in each case, the change in any associated fixed charge obligations and the change in Adjusted Cash EBITDA resulting therefrom) that have been made by the Issuer and its Restricted Subsidiaries subsequent to the commencement of the period for which the Debt to Adjusted Cash EBITDA calculation is being made but prior to the date on which the event for which such calculation is being made, as if the same had occurred on the first day of such period; and
(3) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries (and the change in any associated fixed charge obligations and the change in Adjusted Cash EBITDA resulting therefrom) occurring subsequent to the commencement of the period for which the Debt to Adjusted Cash EBITDA Ratio is being made but prior to the date on which the event for which such calculation is being made, as if the same had occurred on the first day of such period.
For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of such responsible financial officer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings that have been realized or are reasonably anticipated to be realizable within six months of such investment, acquisition, disposition, merger, consolidation or discontinued operation.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Original Note or Additional Note that does not include the Global Notes Legend.
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Designated Non-cash Consideration” means the fair market value of noncash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Noncash Consideration.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the final maturity date of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any private placement (other than to a Subsidiary) or public sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than public offerings with respect to common stock of the Issuer or of any direct or indirect parent corporation of the Issuer registered on Form S-8.
“Event of Loss” means, with respect to any property or assets, any (1) loss, destruction or damage of such property or assets, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or assets, or confiscation of such property or assets or the requisition of the use thereof, (3) settlement in lieu of clause (2) above, and (4) without limiting the foregoing, any Satellite Event of Loss.
“Event of Loss Collateral Account” means any segregated account pledged under the Security Documents that is under the sole control of the Collateral Trustee or, to the extent required by the terms of the First-Lien Notes, the First-Lien Collateral Agent, but pursuant to the Intercreditor Agreement, and that is free from all other Liens (other than Permitted Liens described in clauses (10), (16), (22) (solely with respect to the First-Lien Notes) and (23) of the definition of “Permitted Liens”) and that includes all Event of Loss Proceeds received by the Issuer or any Restricted Subsidiary from a Satellite Event of Loss and interest earned thereon.
“Event of Loss Proceeds” means, with respect to any Event of Loss (including any Satellite Event of Loss), all insurance proceeds received by the Issuer or any of the Restricted Subsidiaries in connection with such Event of Loss, after

(1) provision for all income or other taxes measured by or resulting from such Event of Loss,
(2) payment of all reasonable legal, accounting and other fees and expenses related to such Event of Loss,
(3) subject to the provisions of the Intercreditor Agreement, the payment of amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the property or assets that is the subject of such Event of Loss,
(4) provision for payments to Persons who own an interest in the Satellite in accordance with terms of the agreement(s) governing the ownership of such interest by such Person (other than payments to insurance carriers required to be made based on the future revenues generated from such Satellite), and
(5) deduction of appropriate amounts to be provided by the Issuer or such Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the property or assets that was the subject of the Event of Loss.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer, chief accounting officer, or controller of the Issuer with respect to valuations not in excess of $10.0 million or determined in good faith by the Board of Directors of the Issuer with respect to valuations equal to or in excess of $10.0 million, as applicable, which determination will be conclusive (unless otherwise provided in this Indenture).
“First-Lien Collateral Agent” means the collateral agent with respect to the First-Lien Notes.
“First-Lien Notes” means the Issuer’s $400 million 9.625% Senior Secured Notes due 2015.
“First-Lien Notes Indenture” means the indenture, dated October 9, 2009, between the Issuer, the Subsidiary Guarantors and The Bank of New York Mellon, as amended and supplemented to the Issue Date.
“First-Lien Obligations” means obligations of the Issuer or any Subsidiary Guarantor with respect to the First-Lien Notes and any other obligations permitted by the terms of this Indenture to be secured by the Collateral on a priority basis relative to the Notes.
“First-Lien Priority” means, relative to specified Indebtedness and other obligations, having senior Lien priority to the Notes and the Guarantees, as the case may be, on the Collateral.
“Fitch” means Fitch Ratings Ltd. and its successors.

“Fixed Charges” means, with respect to any Person for any period, the sum of
(1) Consolidated Interest Expense for such period; and
(2) the product of
(x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of such Person or a Restricted Subsidiary, except for dividends payable in such Person’s Capital Stock (other than Disqualified Stock) or paid to such Person or to a Restricted Subsidiary, and
(y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to such Person and its Restricted Subsidiaries.
“Floating Rate Notes” means the Issuer’s senior secured floating rate notes due 2012 and the related guarantees issued under the Floating Rate Notes Indenture.
“Floating Rate Notes Indenture” means the indenture, dated June 29, 2005, between the Issuer (f/k/a Orbimage Holdings Inc.) and The Bank of New York Mellon (f/k/a The Bank of New York), as amended and supplemented to the Issue Date.
“Floating Rate Notes Redemption” means the redemption of the Floating Rate Notes on January 22, 2010.
“GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.
“GeoEye-1” means the Issuer’s satellite of the same name first launched on September 6, 2008.
“Global Note” means a certificated Original Note or Additional Note issued in global form to the Depository or its nominee.
“Global Notes Legend” means the legend set forth under that caption in the Exhibit A to this Indenture.
“Government Securities” means securities that are:
(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by a Subsidiary Guarantor in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1) interest rate agreements, interest rate cap agreements and interest rate collar agreements; and
(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“Image Library” means proprietary images collected by Satellites of the Issuer and its Restricted Subsidiaries and archived by the Issuer or its Restricted Subsidiaries.
“Indebtedness” means, with respect to any Person,
(a) any indebtedness of such Person, whether or not contingent,
(i) in respect of borrowed money,
(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof),
(iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance

(x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing, or
(iv) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,
(b) Disqualified Stock of such Person,
(c) to the extent not otherwise included above, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and
(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);
provided, however, that Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (3) any obligations to make progress or incentive payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days; (4) prepaid revenues; or (5) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.
Notwithstanding the foregoing, for the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction shall not be deemed to be “Indebtedness.”
“Indenture” means this Indenture as amended or supplemented from time to time.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Issuer, independent and otherwise qualified to perform the task for which it has been engaged.
“In-Orbit Insurance” means, with respect to any Satellite, insurance or another contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite attaching upon the expiration of the launch insurance therefor and renewing, during the commercial in-orbit service of such Satellite, prior to the expiration of the immediately preceding corresponding In-Orbit Insurance policy, subject to the terms and conditions set forth in this Indenture.
“Insurance Test Net Debt” means, as at any date of determination, an amount equal to the difference of (i) Insurance Test Total Debt at such date, minus (ii) the aggregate amount of cash and Cash Equivalents on hand of the Issuer and its Restricted Subsidiaries at such date.
“Insurance Test Total Debt” means, as at any date of determination, an amount equal to the aggregate amount of all Notes then outstanding plus any Indebtedness secured by a Lien pursuant to the following clauses of the definition of “Permitted Liens”: (1), (7) and (4), (5), (17), (22) and (27) (in each case, to the extent such Liens are on assets not excluded from the Collateral), (25) (to the extent applicable to clauses (1), (4), (5), (22) and (23) of the definition of “Permitted Liens”) and 26.
“Intercreditor Agreement” means the Junior Lien Intercreditor Agreement entered into among the Issuer, the Subsidiary Guarantors, the Collateral Trustee, on behalf of itself and the holders of the Notes and any other Permitted Second Lien Obligations, and the First-Lien Collateral Agent, on behalf of itself and the holders of the First-Lien Notes, as the same may be amended, supplemented or otherwise modified from time to time.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding the footnotes thereto) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.
For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer; and
(3) any transfer of Capital Stock that results in an entity that was a Restricted Subsidiary on the Issue Date or which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the Fair Market Value (determined as of the date of such transfer) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.
Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Investment Grade Rating” means for Moody’s, a rating equal to or higher than Baa3 (or equivalent), for S&P, a rating equal to or higher than BBB- (or equivalent) and for any other Rating Agency the equivalent to the foregoing.
“Issue Date” means October 8, 2010.
“Lien” means, with respect to any asset, any mortgage, lien, hypothecation, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a mortgage, lien, hypothecation, pledge, charge, security interest, or encumbrance of any kind and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
“Lien Sharing and Priority Confirmation” means, as to any Series of Permitted Second Lien Debt, the written agreement of the holders of such Series of Permitted Second Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Permitted Second Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Permitted Second Lien Debt and the First-Lien Collateral Agent and existing and future holders of Permitted Liens:
(1) that all Permitted Second Lien Obligations will be and are secured equally and ratably by all Permitted Second Priority Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Permitted Second Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Permitted Second Lien Debt, and that all such Permitted Second Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Permitted Second Lien Obligations equally and ratably;
(2) that the holders of Obligations in respect of such Series of Permitted Second Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Permitted Second Priority Liens and the order of application of proceeds from enforcement of Permitted Second Priority Liens; and

(3) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the property or assets that is the subject of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Chief Financial Officer, the Controller or the Secretary of the Issuer.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer by a responsible financial or accounting Officer of the Issuer, that meets the requirements set forth in this Indenture.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee under this Indenture. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Issuer’s common stock purchased by the Issuer in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Business” means any business conducted or proposed to be conducted by the Issuer on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Permitted Investments” means:
(1) any Investment by the Issuer in any Subsidiary Guarantor or by a Subsidiary Guarantor in another Subsidiary Guarantor;
(2) any Investment in cash and Cash Equivalents;
(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;
(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;
(5) any Investment existing on the Issue Date and Investments made pursuant to binding commitments in effect on the Issue Date, and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided, that the amount of such Investment may not be increased thereby;
(6) loans and advances of payroll payments and expenses to officers, directors and employees, in each case incurred in the ordinary course of business;
(7) (i) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;
(8) Hedging Obligations permitted under clause (ix) of the definition of “Permitted Debt”;
(9) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.06;
(10) Investments the payment for which consists of Equity Interests of the Issuer (exclusive of Disqualified Stock);
(11) guarantees of Indebtedness permitted under Section 4.03 and performance guarantees in the ordinary course of business and consistent with past practice;
(12) trade receivables and similar extensions of credit to customers and supplier in the ordinary course of business;
(13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.07 (except transactions described in clause (ii) of Section 4.07(b));
(14) Investments held by a Restricted Subsidiary acquired after the Issue Date or held by an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with Article 5 after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(15) Investments in Restricted Subsidiaries that are not Subsidiary Guarantors, Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $20.0 million at any one time outstanding (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause (15));
(16) guarantees by the Issuer or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;
(17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
(18) any Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
(19) Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person that becomes a Restricted Subsidiary by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article 5, after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and
(20) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (20), not to exceed $20.0 million at any one time outstanding.
“Permitted Liens” means the following types of Liens:
(1) Liens on the Collateral securing Indebtedness and other obligations permitted to be incurred pursuant to Section 4.03(a), which Liens may have First-Lien Priority or be Permitted Second Priority Liens pursuant to the Intercreditor Agreement and the Collateral Trust Agreement; provided, however, that after giving pro forma effect thereto, the Secured Debt to Adjusted EBITDA Ratio of the Issuer would not exceed 3.25 to 1.00;
(2) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;
(3) Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;
(4) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;
(5) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(6) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred under Section 4.03 hereof;
(7) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;
(8) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(9) Liens in favor of the Issuer or any Subsidiary Guarantor;
(10) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and as to which the Issuer or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
(11) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(12) (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Restricted Subsidiary;
(13) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business;
(14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;
(16) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(17) Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.03 hereof and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;
(18) any interest or title of a lessor under any lease or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;
(19) licenses of intellectual property granted in a manner consistent with past practice;
(20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(21) Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(22) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;
(23) Liens securing the Notes (other than Additional Notes) or the Guarantees issued on the Issue Date;
(24) Liens securing obligations incurred in the ordinary course of business and not in the aggregate materially detracting from the value of the affected properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries; provided, however, that the aggregate amount of Indebtedness and other obligations permitted to be secured pursuant to this clause (24) does not exceed $5.0 million outstanding at any one time;
(25) Refinancings of Indebtedness secured by any Liens referred to in clauses (1), (4), (5), (22) and (23); provided that (A) such Lien may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property that secured the original Lien (and any improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the amount outstanding at the time of the original Lien and (2) the amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(26) Liens on the Collateral securing Indebtedness and other obligations permitted to be incurred under clauses (1) (including Hedging Obligations related thereto), (17) and (19) (including Hedging Obligations related thereto) (provided that Indebtedness or obligations under clause (19) are under Credit Facilities) of Section 4.03(b) which Liens may have First-Lien Priority or be Permitted Second Priority Liens pursuant to the Intercreditor Agreement and the Collateral Trust Agreement; provided, however, that the aggregate amount of Indebtedness and other obligations secured pursuant to this clause (26) does not exceed $100.0 million outstanding at any one time; and
(27) Liens securing Capitalized Lease Obligations or other Indebtedness permitted to be incurred under Section 4.03(b)(iv); provided, however, that such Liens may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property and proceeds thereof being leased, improved or acquired pursuant to such clause Section 4.03(b)(iv).
“Permitted Second Lien Debt” means:
     (1) the Notes issued on the Issue Date; and
     (2) any other Indebtedness of the Issuer (including Additional Notes but excluding First-Lien Notes) that is secured by a Permitted Second Priority Lien that was permitted to be incurred and so secured under each applicable Permitted Second Lien Document; provided, in the case of any Indebtedness referred to in this clause (2), that:
     (a) on or before the date on which such Indebtedness is incurred by the Issuer, such Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to each Permitted Second Lien Representative and the Collateral Trustee, as “Permitted Second Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement and has not subsequently been reclassified by the Issuer as First-Lien Obligations;
     (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
     (c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Permitted Second Lien Debt”).
“Permitted Second Lien Debt Document” means this Indenture, the Notes and any other indenture, credit agreement or other agreement pursuant to which Permitted Second Lien Debt is incurred.
“Permitted Second Lien Documents” means, collectively, any Permitted Second Lien Debt Document and the Security Documents.
“Permitted Second Lien Obligations” means the Permitted Second Lien Debt and all other Obligations in respect of thereof.

“Permitted Second Lien Representative” means:
          (1) in the case of the Notes, the Trustee; and
          (2) in the case of any other Series of Permitted Second Lien Debt, the trustee, agent or representative of the holders of such Series of Permitted Second Lien Debt who is appointed as a representative of the Permitted Second Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the applicable Permitted Second Lien Documents.
“Permitted Second Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Permitted Second Lien Obligations.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Issuer’s common stock sold by the Issuer substantially concurrently with any purchase by the Issuer of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.
“Prospectus” means the Prospectus, dated October 1, 2010, relating to the sale of the Original Notes by the Issuer.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, Fitch, unless at such time Fitch ceases to rate the Notes for reasons outside of the Issuer’s control, in which case another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s, S&P or Fitch, as the case may be.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Satellite” means any satellite owned by, or leased to, the Issuer or any of its Restricted Subsidiaries and any satellite purchased pursuant to the terms of a Satellite Purchase Agreement,

whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).
“Satellite Manufacturer” means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.
“Satellite Purchase Agreement” means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite.
“Satellite Purchaser” means the Issuer or Restricted Subsidiary that is a party to a Satellite Purchase Agreement.
“Secured Consolidated Total Indebtedness” means, with respect to any Person as at any date of determination, the aggregate amount of all outstanding Secured Indebtedness of such Person and its Restricted Subsidiaries.
“Secured Debt” means the First-Lien Notes and Permitted Second Lien Debt.
“Secured Debt Documents” means collectively, the First-Lien Notes Indenture and the related security documents and the Permitted Second Lien Documents.
“Secured Debt to Adjusted Cash EBITDA Ratio” means, with respect to any Person, the ratio of (1) Secured Consolidated Total Indebtedness as of the end of the most recently ended fiscal quarter for which internal financial statements are available to (2) Adjusted Cash EBITDA for the latest four completed fiscal quarters for which internal financial statements are available, calculated on a pro forma basis to give effect to certain transactions and actions, and in a manner and method of determination, consistent with the manner in which the Debt to Adjusted Cash EBITDA Ratio is calculated.
“Secured Indebtedness” means funded Indebtedness that is secured by a Lien.
“Secured Parties” shall have the meaning assigned to such term in the Security Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Agreement” means that Security Agreement, dated as of the Issue Date, by and among the Issuer, the Subsidiary Guarantors and the Collateral Trustee, as amended, restated or supplemented from time to time.
“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.
“Security Document” means any of the Security Agreement, the Aircraft Security Agreement, the Collateral Trust Agreement and all mortgages, deeds of trust, deeds to secure debt, pledge agreements, collateral assignments, other security agreements, including with respect to aircraft, fiduciary transfers, debentures or other documents or instruments granting or evidencing or creating or purporting to grant, evidence or create any Lien on any Collateral in favor of the Collateral Trustee for the benefit of holders of Permitted Second Lien Obligations, as each may be amended, supplemented or otherwise modified from time to time.
“Senior Unsecured Pari Passu Indebtedness” means:
(1) with respect to the Issuer, any Indebtedness that ranks pari passu in right of payment to the Notes but is unsecured; and
(2) with respect to any Subsidiary Guarantor, any Indebtedness that ranks pari passu in right of payment to such Subsidiary Guarantor’s Guarantee but is unsecured.
“Series of Permitted Second Lien Debt” means, severally, the Notes and any other Permitted Second Lien Debt for which a single transfer register is maintained.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” means the Persons named as such on the signature pages hereto and any other Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor.

“Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of the Issuer and its Restricted Subsidiaries as shown on the most recent balance sheet of the Issuer.
“Tender Offer” means the Issuer’s cash tender offer for, and solicitation of consents from, the holders of the Floating Rate Notes, pursuant to the Offer to Purchase and Consent Solicitation Statement dated September 11, 2009.
“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2013; provided, however, that if the period from such redemption date to October 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Trust Officer” means, any officer of the Trustee within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05, shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject matter.
“Trustee” means, initially, Wilmington Trust FSB, in its capacity as Trustee hereunder; and its successors in such capacity.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time, provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Trustee’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Unrestricted Subsidiary” means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted

Subsidiary must be an entity of which the Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) such designation complies with Section 4.04 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Cash EBITDA Ratio test set forth in Section 4.03(a) on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
Section 1.02 Other Definitions

	Defined in
Term	Section
“Affiliate Transaction”	4.07
“Agent Members”	2.02	(b)
“Asset Sale Offer”	4.06	(d)
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08	(b)

	Defined in
Term	Section
“Change of Control Payment”	4.08	(a)
“Change of Control Purchase Date”	4.08	(b)
“Covenant Defeasance”	8.02	(b)
“Covenant Suspension Event”	4.12
“Custodian”	6.01
“Event of Default”	6.01
“Excess Proceeds”	4.06	(d)
“Guarantor Obligations”	11.01	(a)
“incorporated provision”	12.01
“incur”	4.03	(a)
“Issuer”	Preamble
“Legal Defeasance”	8.02	(a)
“Notes”	Preamble
“Offer Period”	4.06	(f)
“Original Notes”	Preamble
“Paying Agent”	2.04	(a)
“Permitted Debt”	4.03	(b)
“Process Agent”	12.10	(c)
“protected purchaser”	2.08
“Reference Date”	4.04	(a)
“Refinancing Indebtedness”	4.03	(b)
“Registrar”	2.04	(a)
“Released Collateral”	10.07	(b)
“Restricted Payments”	4.04	(a)
“Reversion Date”	4.12
“Satellite Event of Loss”	4.15	(d)
“Successor Company”	5.01
“Successor Subsidiary Guarantor”	5.02
“Suspended Covenants”	4.12
     Section 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the Trust Indenture Act. The following Trust Indenture Act terms have the following meanings:
     “Commission” means the Securities and Exchange Commission.
     “indenture securities” means the Notes and the Guarantees.
     “obligor” on the indenture securities means the Issuer, the Subsidiary Guarantors and any other obligor on the Notes.
     All other Trust Indenture Act terms used in this Indenture that are defined in the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute, or are defined by the Commission have the meanings assigned to them by such definitions.

     Section 1.04 Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) “including” means including without limitation;
     (e) words in the singular include the plural and words in the plural include the singular;
     (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
     (h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and
     (i) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
ARTICLE 2
THE NOTES
     Section 2.01 Amount of Notes. The aggregate principal amount of Original Notes which may be authenticated and delivered under this Indenture on the Issue Date is $125,000,000.
     The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.03(c), 4.06(i) or 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

     (1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture,
     (2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and
     (3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Notes in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Notes or a nominee thereof.
     If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.
     Section 2.02 Form and Dating. (a) The Original Notes and the Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subsidiary Guarantor, if applicable, is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     (b) Global Notes. (i) The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (1) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member and (2) be delivered to the Trustee as custodian for such Depository.
     Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or its respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.07. A Global Note shall be exchangeable for Definitive Notes only if (x) the Depository notifies the Issuer that it is unwilling or unable to continue as depository, for such Global Note and the Issuer thereupon fails to appoint a successor depository, (y) the Depository has ceased to be a clearing agency registered under the Exchange Act or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
          (iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.02(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
          (iv) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     Section 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by an Officer (a) Original Notes for original issue on the Issue Date in an aggregate principal amount of $125,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Notes to be authenticated, the date on which the issue of Notes is to be authenticated and whether the Notes are to be Original Notes or Additional Notes. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.
     One Officer shall sign the Notes for the Issuer by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
     Section 2.04 Registrar and Paying Agent.
     (a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes any additional paying agents. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Securities Custodian with respect to the Global Notes.
     (b) The Trustee shall act as Registrar and Paying Agent and shall be entitled to compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
     (c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
     Section 2.05 Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of and interest on the Notes, shall notify the Trustee of any default by the Issuer in making any such payment and shall, during the continuance of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
     Section 2.07 Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with this Section 2.07. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.
     Prior to the due presentation for registration of transfer of any Notes, the Issuer, the Subsidiary Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Subsidiary Guarantor (if applicable), the Trustee, a Paying Agent, the Registrar or the Collateral Trustee shall be affected by notice to the contrary.
     Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
     All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     (b) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.02(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.02(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and

2.10. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(c) or 2.07(d).
     (c) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. The transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes pursuant to this Section 2.07(c), the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.11(b).
     (d) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.02(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.02(b)(ii).
     (e) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Definitive Notes may be transferred or exchanged for beneficial interests in Global Notes in accordance with this Section 2.07(e). A Holder of a Definitive Note may exchange such Definitive Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes. If any such transfer or exchange is effected pursuant to this Section 2.07(e) at a time when a Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Notes transferred or exchanged pursuant to this Section 2.07(e).
     (f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(f), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.
     Section 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the

Issuer shall issue and the Trustee, upon a written order of the Issuer signed by an Officer, shall authenticate a replacement Note if the Holder (a) provides to the Issuer and the Trustee evidence to their reasonable satisfaction of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such evidence, (b) makes such request to the Issuer prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
     Every replacement Note is an additional obligation of the Issuer and shall be entitled to all benefits of this Indenture, equally and proportionately, with all other Notes issued hereunder.
     The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
     Section 2.09 Outstanding Notes.
     (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:
     (1) Notes cancelled by the Trustee or delivered to it for cancellation;
     (2) any Note which has been replaced or paid pursuant to Section 2.08 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced or paid Note is held by a protected purchaser; and
     (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an offer to purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Trust Officer of the Trustee actually knows to be so owned will be so disregarded).

     (c) If a Paying Agent segregates (if such Paying Agent is the Issuer or a Wholly-Owned Subsidiary of the Issuer) and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) will cease to be outstanding and interest on them ceases to accrue.
     Section 2.10 Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holders. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.
     Section 2.11 Cancellation. (a) The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.
          (b) At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
     Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
     Section 2.13 CUSIP Numbers, ISINs, etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.
     Section 2.14 Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate, unless a Default or Event of Default has occurred, in which case such calculation may be made by the Trustee.
ARTICLE 3
REDEMPTION
     Section 3.01 Redemption at Option of Issuer. (a) At any time on or after October 1, 2013, the Issuer may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

2013	104.313%
2014	102.156%
2015 and thereafter	100.000%
     (b) At any time prior to October 1, 2013, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the applicable redemption date. The Issuer shall give the Trustee notice of the amount of the Applicable Premium promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

     The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, exchange offers or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.
     Section 3.02 Optional Redemption Upon Equity Offerings. At any time on or prior to October 1, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 108.625% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, in each case with the net cash proceeds of one or more Equity Offerings that have not previously been used or designated for a different purpose under this Indenture; provided that:
     (i) at least 65% of the aggregate principal amount of the Notes initially issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and
     (ii) the redemption occurs within 120 days of the date of closing of such Equity Offering.
     Notice of any redemption upon any Equity Offering may be given prior to the completion thereof.
     Section 3.03 Method and Effect of Redemption.
     (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date, the principal amount of Notes to be redeemed and the redemption price by delivering an Officers’ Certificate, (i) to the effect that such redemption shall comply with the conditions set forth in this Article 3, 40 to 60 days before the redemption date (unless a shorter period is required or otherwise satisfactory to the Trustee) and (ii) setting forth (A) the paragraph or subparagraph of such Note and/or section of this Indenture pursuant to which such redemption shall occur (B) the redemption date, (C) the principal amount of the Notes to be redeemed and (D) the redemption price. The Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, provided, that any such requirements are set forth in an Officers’ Certificate delivered by the Issuer to the Trustee prior to any such selection or if such Notes are not so listed, on a pro rata basis, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in a minimum principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
     (b) Notice of redemption must be sent by the Issuer, or at the Issuer’s request by the Trustee, in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01 or Section 8.02 of this Indenture. The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (i) the redemption date;
     (ii) the redemption price, or if not then ascertainable, the manner of calculation thereof;
     (iii) the clause of this Indenture pursuant to which the redemption shall occur;
     (iv) the names and addresses of the Paying Agents where Notes are to be surrendered;
     (v) that notes called for redemption must be surrendered to a Paying Agent in order to collect the redemption price and any accrued interest;
     (vi) that on the redemption date the redemption price will become due and payable on Notes called for redemption and that, unless the Issuer defaults in the payment of the redemption price, interest on Notes called for redemption will cease to accrue on and after the redemption date;
     (vii) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
     (viii) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;
     (ix) that if any Note is to be redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed part will be issued;
     (x) any condition to such redemption;
     (xi) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and
     (xii) that no representation is made as to the correctness or accuracy of the CUSIP number or CINS number, or “common number” listed in such notice or printed on the Notes and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption pursuant to this Section 3.03 is mailed to the Holders, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to any Paying Agent, the Issuer shall redeem such Notes at the redemption price. Subject to Section 3.04, commencing on the redemption date, Notes called for redemption will cease to accrue interest; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Upon surrender of any Note redeemed in part, the Holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered Note.
     Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of a written order of the Issuer signed by an Officer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
     Section 3.04 Deposit of Redemption Price. Prior to 9:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the applicable redemption price and accrued and unpaid interest on the Notes to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
     Section 3.05 Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
     Section 4.01 Payment of Notes.
     (a) The Issuer agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 a.m. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts; provided that if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or a Wholly-Owned Subsidiary of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or a

Wholly-Owned Subsidiary of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     Section 4.02 Reports and Other Information. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuer shall (x) file with the Commission and (y) provide the Trustee and Holders with copies thereof, without cost to each Holder, the following information:
     (a) within 90 days after the end of each fiscal year, annual financial information that would be required to be contained in a filing with the Commission on Form 10-K if the Issuer were required to file such a form, including (i) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) a report on the annual financial statements by the Issuer’s certified independent accountants, and
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending September 30, 2010, all quarterly information that would be required to be contained in a filing with the Commission on Form 10-Q if the Issuer were required to file such a form, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
provided, however, that the Issuer shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Issuer shall make available such information to securities analysts and prospective investors upon request, in addition to providing such information to the Trustee and the Holders.
     Notwithstanding the foregoing, the Issuer’s delivery obligations to the Trustee and Holders described in this Section 4.02 shall be deemed to be satisfied by posting of the information and reports referred to in clauses (a) and (b) above on the Issuer’s website or one maintained on its behalf for such purpose; provided that the Issuer shall use reasonable efforts to inform Holders and the Trustee of the availability of such information and reports, which may be satisfied by, among other things, a press release on any national business press release wire service. In addition, availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Issuer’s delivery obligations to the Holders and the Trustee.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or Officers’ Certificates, as the case may be).
     The Trustee shall have no obligation to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other Person’s compliance with this Section 4.02 described above or with respect to any reports or other documents delivered to it or filed under this Indenture;

provided, however, to the extent the Trustee receives written notice from the Issuer of any events which would constitute certain Defaults, their status and what action the Issuer is taking or proposing to take in respect thereof, the Trustee shall be obligated to perform its obligations with respect thereto in accordance with the terms and conditions of this Indenture.
     Section 4.03 Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) (which may be guaranteed by any Subsidiary Guarantor) if the Debt to Adjusted Cash EBITDA Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would be less than or equal to 5.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
     (b) The limitations set forth in Section 4.03(a) will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):
     (i) the incurrence by the Issuer and any Restricted Subsidiaries of revolving credit or term loan Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed (A) the greater of (x) $50.0 million and (y) 35% of Adjusted Cash EBITDA for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred less (B) the stated amount of all letters of credit, bankers’ acceptances, similar instruments or performance bonds outstanding pursuant to clause (xix) below;
     (ii) Indebtedness represented by the Notes (other than Additional Notes) and any Guarantees thereof issued on the Issue Date;
     (iii) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) above);
     (iv) Indebtedness (including Capitalized Lease Obligations, mortgage financings or purchase money obligations) incurred or issued by the Issuer or any Restricted Subsidiary to finance all or any part of the purchase, lease or improvement of property (real or personal), plant or equipment that is used or useful in a Permitted Business up to an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause

(iv), does not exceed $50.0 million outstanding at any one time, so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 180 days thereafter;
     (v) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit, bankers’ acceptances, performance and surety bonds, obligations in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;
     (vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and any Restricted Subsidiaries in connection with such disposition;
     (vii) Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes or of such Subsidiary Guarantor with respect to its Guarantee;
     (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock by such Restricted Subsidiary;
     (ix) Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) in the ordinary course of business;
     (x) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business;
     (xi) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any other Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;
     (xii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred as permitted under Section 4.03(a) and clauses (ii), (iii) and (iv) of this Section 4.03(b), this clause (xii), and clauses (xviii), (xix) and (xxi) of this Section 4.03(b) or any Indebtedness issued in exchange for or to so renew, refund, refinance, replace, defease or discharge such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its maturity; provided that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness ranking pari passu with or subordinated to the Notes, such Refinancing Indebtedness ranks pari passu with or is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not include Indebtedness of a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of the Issuer, (E) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced, (F) shall not amortize prior to the Stated Maturity of the Indebtedness being refunded or refinanced and (G) shall not have a Stated Maturity prior to the Stated Maturity of the Indebtedness being refunded or refinanced;
     (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

     (xiv) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
     (xv) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;
     (xvi) Indebtedness incurred by the Issuer or any Restricted Subsidiary with respect to the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Indebtedness does not exceed of $2.5 million outstanding at any one time;
     (xvii) Indebtedness incurred or issued by the Issuer or any Guarantor in an amount outstanding at any one time not to exceed $100.0 million;
     (xviii) Indebtedness of the Issuer or any Restricted Subsidiary equal to 100% of the net cash proceeds from the sale of its Equity Interests (other than Disqualified Stock) or from any equity contribution received by the Issuer from a holder of the Issuer’s Equity Interests subsequent to the Issue Date to the extent such net cash proceeds have not been applied pursuant to clause (3)(w) or (3)(x) of Section 4.04(a) or Section 4.04(b)(iv)(A) to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);
     (xix) obligations of the Issuer or any of its Restricted Subsidiaries in respect of letters of credit, bankers’ acceptances or similar instruments issued to, or performance bonds posted to, customers participating in any program whereby customers, with approval from the U.S. government, purchase equipment and software necessary to allow access to Issuer’s Satellites and purchase access time on such Satellites and secured by cash collateral, but in each case neither the stated amount of such letter of credit, bankers’ acceptance, similar instrument or performance bond nor the cash collateral maintained therefor shall at any time exceed (A) the amount of cash proceeds received from such customer or one of its affiliates as a prepayment or deposit to secure payment of amounts due or to become due from such customer under the relevant contracts minus (B) the amount of such cash proceeds theretofore released in payment of the Issuer or any of its Subsidiaries under such contracts;
     (xx) Indebtedness of Restricted Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;
     (xxi) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than

Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer); provided that on the date of such acquisition and after giving pro forma effect thereto, the Secured Debt to Adjusted Cash EBITDA Ratio would decline; and
     (xxii) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxi) above.
     (c) Except as permitted by clauses (viii), (xvii) (with respect to $50.0 million of Indebtedness only) and (xx) above, under no circumstances will any Restricted Subsidiary issue any Preferred Stock. For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxii) above, or is entitled to be incurred pursuant to Section 4.03(a), the Issuer will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.03, and all or a portion of such item of Indebtedness will be treated as having been incurred pursuant to only the category for which it is classified or reclassified (as applicable). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock of the same class will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.03.
     Section 4.04 Restricted Payments.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer, including in connection with any merger or consolidation involving the Issuer;
     (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness of the Issuer or any Subsidiary Guarantor subordinated or junior in right of payment to the Notes or any Guarantee or any Senior Unsecured Pari Passu Indebtedness (excluding any intercompany indebtedness between or among the Issuer and any Subsidiary Guarantor permitted under Section 4.03(b)(vii); or
     (iv) make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Secured Debt to Adjusted Cash EBITDA Ratio of the Issuer would be no greater than 4.25 to 1.00; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (ii)(B), (iv), (vi) and (vii) of Section 4.04(b), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):
     (v) 100% of the Adjusted Cash EBITDA of the Issuer (or, if Adjusted Cash EBITDA is a loss, minus 100% of the amount of the loss) accrued during the period (treated as one accounting period) from October 1, 2010 to the end of the most recent fiscal quarter ending prior to the date the Restricted Payment is to be made (the “Reference Date”) for which internal financial statements are available (treated as one accounting period) less the product of 1.4 times Consolidated Interest Expense of the Issuer for the same period; plus
     (w) 100% of the aggregate net cash proceeds received by the Issuer from any Person (other than a Subsidiary of the Issuer and other than to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv)(A) of Section 4.04(b)) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of (x) Equity Interests of the Issuer (other than Disqualified Stock) or (y) convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests; plus
     (x) without duplication of any amounts included in clause (3)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Issuer from a holder of the Issuer’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus
     (y) without duplication, the sum of:
     (1) the aggregate amount returned in cash on or with respect to Restricted Investments made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;
     (2) the aggregate net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the disposition of all or any portion of such Restricted Investments (other than to the Issuer or a Subsidiary of the Issuer); and
     (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Issuer’s or a Restricted Subsidiary’s Investment in such Subsidiary on the date of such redesignation;
provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; plus
     (z) the amount of any dividend received by the Issuer or a Restricted Subsidiary in cash from an Unrestricted Subsidiary to the extent that such dividends were not included in Consolidated Net Income of the Issuer for such period.
(b) The provisions of Section 4.04(a) shall not prohibit:
     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (ii) the making of Restricted Payments (A) in exchange for, or (B) out of the proceeds of contributions to the equity capital of the Issuer or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of, Equity Interests of the Issuer (in each case other than Disqualified Stock);
     (iii) the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes or a Guarantee,or Senior Unsecured Pari Passu Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof which is incurred in compliance with Section 4.03 so long as:
     (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Notes or Guarantee or Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Notes or Guarantee or Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in the issuance of such new Indebtedness,
     (B) if such Indebtedness being redeemed, repurchased, acquired or retired is (i) subordinated to the Notes or a Guarantee, such new Indebtedness is subordinated to the Notes and any such applicable Guarantees at least to the same extent as such Indebtedness subordinated to such Notes and/or Guarantees being so purchased, exchanged, redeemed, repurchased, acquired or retired for value or (ii) Senior Unsecured Pari Passu Indebtedness, such new Indebtedness is Senior Unsecured Pari Passu Indebtedness or Indebtedness subordinated to the Notes or a Guarantee,
     (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to the Notes or Guarantee or the Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired,
     (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to the Notes or Guarantee or the Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired, and
     (E) such new Indebtedness provides for no amortization prior to the final scheduled maturity date of the Indebtedness subordinated to such Notes or Guarantee or the Senior Unsecured Pari Passu Indebtedness being so redeemed, repurchased, acquired or retired;
     (iv) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities or any Subsidiary held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities or any Subsidiary, pursuant to any equity subscription agreement, management equity plan or stock option plan or any other management or employee benefit plan or similar agreement or arrangement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period; provided further, that the Issuer may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-

month period, any amount of unutilized capacity under this clause (iv) attributable to any prior twelve-month period; provided further, that such amount in any twelve-month period may be increased by an amount not to exceed:
     (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer to members of management, directors or consultants of the Issuer or any of its Subsidiaries that occurs after the Issue Date to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(w) of Section 4.04(a) or clause (ii) of this Section 4.04(b); plus
     (B) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less
     (C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);
     (v) repurchases or withholding of Equity Interests deemed to occur upon the exercise of stock options, warrants or other equity based awards if such Equity Interests represent the estimated tax obligation of any Person or a portion of the exercise price of such options, warrants or other equity based awards;
     (vi) declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with Section 4.03 to the extent such dividends are included in the definition of “Consolidated Interest Expense”;
     (vii) payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options, warrants or other equity based awards or (ii) the conversion or exchange of Capital Stock (other than Disqualified Stock) of any such Person;
     (viii) the making of Restricted Investments in joint ventures and Restricted Investments in Permitted Businesses in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 5.25% of Tangible Assets;
     (ix) the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the Issue Date not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
     (x) any payments in connection with a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction (a) by delivery of shares of the Issuer’s common stock upon net share settlement thereof or (b) by (i) set-off against the related Permitted Bond Hedge Transaction and (ii) payment of an early termination amount thereof in common stock upon any early termination thereof; and
     (xi) other Restricted Payments in an aggregate amount not to exceed $50.0 million;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) (with respect to Restricted Investments), (iv), (vi), (viii) and (xi) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
     (c) The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of “Investments”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants under this Indenture or the Notes.
     Section 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:
     (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
     (b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
     (c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under, permitted by or by reason of:

     (1) contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Indebtedness existing on the Issue Date;
     (2) this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement;
     (3) agreements governing other secured Indebtedness permitted to be incurred under Section 4.03 and Section 4.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
     (4) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
     (5) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined by the Issuer in good faith);
     (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Indenture that impose restrictions of the nature described in clause (c) above on the property so acquired;
     (7) applicable law or any applicable rule, regulation or order;
     (8) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than the Person or the property or assets of the Person so acquired;
     (9) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
     (10) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;
     (11) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
     (12) customary provisions in joint venture agreements (including agreements entered into in connection with a Restricted Investment), relating solely to the relevant joint venture arrangement;
     (13) provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted

Investment) entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
     (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (15) Indebtedness of a Restricted Subsidiary permitted to be incurred under Section 4.03; provided that (A) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (B) such encumbrances or restrictions will not affect the Issuer’s ability to make payments of principal or interest payments on the Notes, as determined in good faith by the Issuer’s Board of Directors; or
     (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (2), (3) and (8) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive with respect to such encumbrances or restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 4.06 Asset Sales and Events of Loss.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the property or assets or Equity Interests sold or issued or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such disposition;
For the purposes of (2) above, each of the following will be deemed to be cash:
     (i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly and unconditionally released by all creditors in writing, and

     (ii) any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the receipt thereof, and
     (iii) any stock or assets of the kind referred to in clauses (1) or (2) of Section 4.06(b); and
     (iv) Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding not to exceed an amount equal to 2.5% of Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent change in value).
     (b) Within 365 days after (i) the receipt of any Net Proceeds from any Asset Sale or series of related Asset Sales (other than Net Proceeds received as a result of the sale of GeoEye-1 at any time prior to the launch after the Issue Date by the Issuer or any Restricted Subsidiary of a Satellite that is in-orbit and operational at the time of receipt of such Net Proceeds, in which case 100% of the Net Proceeds shall be deemed to be Excess Proceeds and shall be applied as set forth in Section 4.06(d) or (ii) the receipt of any Event of Loss Proceeds (other than those received as a result of a Satellite Event of Loss described in Section 4.06(c), the Issuer may apply those Net Proceeds or Event of Loss Proceeds at its option to:
     (1) make an investment in (A) any one or more Permitted Businesses; provided that such investment in any Permitted Business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such Permitted Business such that it constitutes a Restricted Subsidiary, (B) capital expenditures used or useful in a Permitted Business, or (C) other assets used or useful in a Permitted Business; and/or
     (2) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale or Event of Loss; and/or
     (3) permanently prepay or permanently repay any First-Lien Obligations or Permitted Second Lien Obligations.
Any binding commitment to apply Net Proceeds or Event of Loss Proceeds to invest in accordance with clauses (1) or (2) of this Section 4.06(b) shall be treated as a permitted final application of such Net Proceeds or Event of Loss Proceeds from the date of such commitment so long as the Issuer enters into such commitment with the good faith expectation that such Net

Proceeds will be applied to satisfy such commitment within 90 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated during such period for any reason, then such Net Proceeds or Event of Loss Proceeds shall constitute “Excess Proceeds” (as defined in clause (d) below).
     (c) In the case of any Satellite Event of Loss (other than with respect to IKONOS or OrbView-2), all Event of Loss Proceeds shall be deposited directly into the Event of Loss Collateral Account and such Event of Loss Proceeds shall only be available to the Issuer or any Restricted Subsidiary for use in connection with the acquisition or construction of one or more Satellites and/or related assets, provided that such Satellites and/or related assets are pledged upon acquisition or during construction and upon completion thereof as Collateral; and provided further that such acquisition or construction (i) has occurred within 365 days from the receipt of such Event of Loss Proceeds or (ii) occurs pursuant to one or more binding commitments (including one or more construction contracts) entered into by the Issuer or a Restricted Subsidiary within 365 days from the receipt of such Event of Loss Proceeds so long as the Issuer or Restricted Subsidiary enters into any such binding commitment with the good faith expectation that such Event of Loss Proceeds will be applied to satisfy such commitment.
     (d) When the aggregate amount of Net Proceeds (including those received as a result of a sale of a Satellite) and Event of Loss Proceeds (including those received as a result of a Satellite Event of Loss) not applied or invested after 365 days in accordance with Section 4.06(b) or Section 4.06(c) (taken together, “Excess Proceeds”) exceeds $15.0 million, the Issuer will be required to make an offer to all Holders of Notes and to the extent required by the terms of other Permitted Second Lien Obligations outstanding with similar provisions requiring the Issuer to make an offer to purchase such other Permitted Second Lien Obligations with the proceeds from any Asset Sale or Satellite Event of Loss (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and any such other Permitted Second Lien Obligations to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds; provided that to the extent that Excess Proceeds relate to Asset Sales of Collateral or Satellite Events of Loss with respect to Collateral securing First-Priority Lien Obligations, the Issuer may, prior to making an Asset Sale Offer, permanently prepay or permanently repay the maximum principal amount of Indebtedness that is First-Priority Lien Obligations secured by such Collateral that may be prepaid or repurchased out of such Excess Proceeds, with any Excess Proceeds not used to prepay or repurchase such Indebtedness offered to any holders of the Notes in accordance with this paragraph (after giving effect to the prepayment or repurchase of First Priority Lien Obligations). Except as described in the following paragraphs, the Issuer will be required to mail within 60 days of the date on which Excess Proceeds exceed $15.0 million and, following consummation of an Asset Sale Offer relating to a Satellite Event of Loss, within 60 days of receipt of any additional Event of Loss Proceeds relating to such Satellite Event of Loss, a notice to each Holder describing the transaction or transactions resulting in such Excess Proceeds or additional Event of Loss Proceeds and offering to repurchase the Notes and any such other Permitted Second Lien Obligations to which the Asset Sale Offer applies on the date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

     The offer price in any Asset Sale Offer will be equal to 100% of principal amount of the Notes and any such other Permitted Second Lien Obligations to which the Asset Sale Offer applies plus accrued and unpaid interest to the date of purchase in accordance with the applicable Permitted Second Lien Documents, and will be payable in cash.
     If any Excess Proceeds or additional Event of Loss Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds or additional Event of Loss Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any such other Permitted Second Lien Obligations to which the Asset Sale Offer applies collectively tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds or additional Event of Loss Proceeds, the Trustee will select the Notes and any such other Permitted Second Lien Obligations to which the Asset Sale Offer applies to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, provided, that any such requirements are set forth in an Officers’ Certificate delivered by the Issuer to the Trustee prior to any such selection, or if such Notes are not so listed, on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and other Permitted Secured Lien Obligations to which the Asset Sale Offer applies; provided that the Trustee may make such adjustments (upward or downward) such that the principal amount of the Notes and any such other Permitted Second Lien Obligations to which the Asset Sale Offer applies that are not purchased shall be in authorized denominations. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds or additional Event of Loss Proceeds will be reset at zero.
     Notwithstanding anything else set forth herein, neither the Issuer nor any Restricted Subsidiary shall (other than by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary) sell, assign, transfer, convey or otherwise dispose of GeoEye-1 at any time prior to the Issuer’s or a Restricted Subsidiary’s successful launch or acquisition after the Issue Date of another operational and in-orbit Satellite that has an estimated end of operational life (as certified to in an Officers’ Certificate delivered to the Trustee) that is not less than that of GeoEye-1 at the time of its sale, assignment, transfer, conveyance or other disposition other than (i) pursuant to a deemed disposal in connection with a Satellite Event of Loss or (ii) in connection with a transaction made in compliance with Article 5.
     (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale and Event of Loss provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance. Prior to the commencement of an Asset Sale Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein relating to such offer have been complied with.
     (f) Not later than the date upon which written notice of an Asset Sale Offer is mailed to Holders as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds or the Events of

Loss Proceeds, as applicable, from the Asset Sales or Events of Loss, as applicable, pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). Prior to 9:00 a.m., New York City time, on the date of purchase, the Issuer shall irrevocably deposit with the Trustee or with a Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as a Paying Agent, such Paying Agent shall separately hold in trust), such portion of the Excess Proceeds as shall be sufficient to make payment, in accordance with the provisions of this Section 4.06, for Notes tendered pursuant to the relevant Asset Sale Offer. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer together with an Officers’ Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in compliance with the terms of this Section 4.06. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price to the extent of immediately available funds received by the Trustee from the Issuer.
     (g) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.
     (h) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, in the time specified in Section 4.06(b), to each Holder at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that is to be purchased.
     (i) The Issuer shall issue and, upon receipt of written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note in principal amount equal to the unpurchased portion of any Note purchased in part upon cancellation of the original Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.
     Section 4.07 Transactions with Affiliates.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1.0 million, unless:
     (i) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
     (ii) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million but less than $50.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors; and
     (iii) the Issuer receives, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration equal to or in excess of $50.0 million, a favorable opinion as to the fairness of such transaction or series of related transactions to the Issuer or the relevant Restricted Subsidiary, as the case may be, from a financial point of view from an Independent Financial Advisor and delivers the same to the Trustee.
     (b) The provisions of Section 4.07(a) shall not apply to the following:
     (i) transactions between or among the Issuer and/or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, so long as such transactions are not otherwise prohibited by this Indenture;
     (ii) Restricted Payments and Permitted Investments (other than pursuant to clauses (3), (14), (15) and (19) of the definition thereof) permitted by this Indenture;
     (iii) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary;
     (iv) payments made in respect of, or performance under, any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date);
     (v) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (vi) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;
     (vii) any employment agreements, stock option plans and other compensatory agreements entered into by the Issuer or any of its Restricted Subsidiaries and which, in each case, are either in the ordinary course of business or are approved by the Board of Directors of the Issuer in good faith and which are otherwise permitted under this Indenture; and

     (viii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Issuer.
Section 4.08 Change of Control.
     (a) Upon a Change of Control, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer in accordance with the terms set forth in this Indenture. In the Change of Control Offer, the Issuer shall offer a Change of Control Payment (as defined below) to purchase such Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”).
     (b) Within 30 days following any Change of Control, the Issuer shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee, stating:
     (i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);
     (ii) the circumstances and relevant facts and financial information regarding such Change of Control;
     (iii) the purchase date (the “Change of Control Purchase Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (iv) that all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date;
     (v) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.
     (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Change of Control Purchase Date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the Change of Control Purchase Date, the Issuer shall, to the extent lawful:
     (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (ii) no later than 9:00 AM New York City time, deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is acting as a Paying Agent, such Paying Agent shall separately hold in trust) an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
     (e) On the Change of Control Purchase Date all Notes purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the Change of Control Payment to the Holders entitled thereto. The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon acceptance of a written order of the Issuer signed by an Officer, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each new Note will be for a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
     (f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) an irrevocable notice of redemption for all of the Notes has been given pursuant to Section 3.03(b) unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
     (g) At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor on behalf of the Issuer to the surrendering Holder.
     (h) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

     (i) The Issuer shall comply with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.
     Section 4.09 Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of such a Default, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the Trust Indenture Act. In addition, upon becoming aware of any Default or Event of Default, the Issuer shall promptly deliver to the Trustee a statement specifying such Default or Event of Default.
     Section 4.10 Further Instruments and Acts. The Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     Section 4.11 Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.
     Section 4.12 Covenant Suspension. If at any time after the Issue Date: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Event of Default has occurred and is continuing under this Indenture at such time (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then until the end of the Suspension Period (as defined below) the Issuer and the Restricted Subsidiaries will not be subject to Section 4.03, Section 4.04, Section 4.05, Section 4.07 and Section 5.01(iv) of this Indenture (collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this Description of the Notes as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

     On the Reversion Date, all Indebtedness incurred or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.03(a) or Section 4.03(b) (to the extent such Indebtedness or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Preferred Stock would not be so permitted to be incurred or issued pursuant to Section 4.03(a) or Section 4.03(b) such Indebtedness or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(iii).
     Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a)(3) and the items specified in Section 4.04(a)(3)(v) through (3)(z) will increase the amount available to be made under Section 4.04(a)(i). As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period.
     The Issuer will notify the Trustee in an Officers’ Certificate of a Covenant Suspension Event and of a Reversion Date, promptly after the occurrence thereof.
     Section 4.13 Maintenance of Office or Agency.
     (a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee as set forth in Section 12.02.
     (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     (c) The Issuer hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Issuer in accordance with Section 2.04.
     Section 4.14 Business Activities. The Issuer shall not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

     Section 4.15 Maintenance of Insurance.
     (a) The Issuer and each Restricted Subsidiary will:
     (i) with respect to GeoEye-1, obtain, maintain and keep in full force and effect at all times In-Orbit Insurance for aggregate coverage, calculated after giving effect to the payment of any deductibles, in an amount equal to at least the lesser of (x) $250.0 million and (y) the maximum amount of coverage that the Issuer, using its reasonable best efforts, can obtain at such time in the insurance market without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained. At least once in every fiscal year after the Board of Directors shall have made any determination pursuant to the immediately preceding sentence, the Issuer shall use reasonable efforts to determine (and the Board of Directors shall consider the results of such efforts) whether higher amounts of such insurance are so available without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained, and, if so, shall obtain such higher amount, subject in any event to the first sentence of this clause (i);
     (ii) with respect to each Satellite to be launched by the Issuer or any Restricted Subsidiary after the Issue Date, obtain, maintain and keep in full force and effect at all times launch insurance covering the launch of such Satellite and one year thereafter, for aggregate coverage, calculated after giving effect to the payment of any deductibles, in an amount equal to at least the lesser of (x) $250.0 million and (y) the maximum amount of coverage that the Issuer, using its reasonable best efforts, can obtain at such time in the insurance market without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained. At least once in every fiscal year after the Board of Directors shall have made any determination pursuant to the immediately preceding sentence, the Issuer shall use reasonable efforts to determine (and the Board of Directors shall consider the results of such efforts) whether higher amounts of such insurance are so available without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained, and, if so, shall obtain such higher amount, subject in any event to the first sentence of this clause (ii); and
     (iii) from and after the first anniversary of the launch of any Satellite to be launched by the Issuer or any Restricted Subsidiary after the Issue Date, obtain, maintain and keep in full force and effect at all times In-Orbit Insurance for total aggregate coverage of all of the Issuer’s and its Restricted Subsidiaries’ Satellites, calculated after giving effect to the payment of any deductibles, in an amount equal to at least the lesser of (x) 110% of the Issuer’s Insurance Test Net Debt outstanding as of the last day of the immediately preceding fiscal quarter and (y) the total combined net book value of all Satellites in orbit as of such date; provided that if the Board of Directors determines in its good faith judgment that, after use by the Issuer of reasonable best efforts, insurance in the amount at least equal to the lesser of (x) and (y) above is not available at reasonable cost and terms, then the Issuer shall obtain and maintain such insurance at such lesser amount as is equal to the highest amount so available at such time in the insurance market without, in the reasonable good faith of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained. At least once in every fiscal year after the Board of Directors shall have made any determination pursuant to the immediately preceding sentence, the Issuer shall use reasonable efforts to determine (and the Board of Directors shall consider the results of such efforts) whether higher amounts of such insurance are so available without, in the reasonable and good faith judgment of the Board of Directors of the Issuer, resulting in a disproportionate expenditure for premiums when measured against the amount of coverage that can be obtained, and, if so, shall obtain such higher amount, subject in any event to the lesser of (x) and (y) in the preceding sentence;
provided, that notwithstanding the foregoing, neither the Issuer nor any Restricted Subsidiary shall be required to maintain In-Orbit Insurance for any Satellite other than those two Satellites that, at any given time, have been most recently launched and are then in orbit (but excluding, in any case, IKONOS or OrbView-2).
     (b) The insurance policies required by Section 4.15(a) shall
     (i) contain no exclusions other than such exclusions or limitations of coverage as may be applicable to a substantial portion of Satellites of the same model or relating to systemic failures or anomalies as are then customary in the Satellite insurance market, and
     (ii) provide coverage for all risks of loss of and damage to the Satellite, including for partial loss (subject to deductibles not to exceed 10%), constructive total loss and total loss.
The insurance required by this Section 4.15 shall name the Collateral Trustee on behalf of the Holders as an additional named insured and loss payee.
     (c) Within 30 days following any date on which the Issuer or any Restricted Subsidiary is required to obtain insurance pursuant to this Section 4.15, the Issuer will deliver to the Trustee an insurance certificate certifying the amount of insurance then carried and in full force and effect, and an Officers’ Certificate stating that such insurance, together with any other insurance maintained by the Issuer and the applicable Restricted Subsidiary, complies with the requirements of this Indenture. In addition, the Issuer will cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee on behalf of the Holders to at least 15 days’ notice from the provider of such insurance prior to the cancellation of any such insurance, and an Officers’ Certificate that complies with the first sentence of this paragraph. The Issuer will also deliver to the Trustee (i) notice of any claim under any such insurance policy promptly after any claim is made, and (ii) no less than once each fiscal quarter an Officers’ Certificate in accordance with the requirements of this Indenture certifying as to the Issuer’s compliance with this Section 4.15, provided that the Trustee shall have no duties or obligations whatsoever with respect to any such insurance or any such notice.
     (d) In the event that the Issuer or its Restricted Subsidiaries receive proceeds from any insurance covering any Satellite owned by the Issuer or any of its Restricted Subsidiaries, or in the event that the Issuer or any of its Restricted Subsidiaries receives proceeds from any insurance maintained for it by any Satellite Manufacturer or any launch provider covering any of such Satellites (the event resulting in the payment of such proceeds, a “Satellite Event of Loss”), all Event of Loss Proceeds in respect of such Satellite Event of Loss shall be applied in the manner provided for in Section 4.06.
     Section 4.16 Future Subsidiary Guarantors; Release of Subsidiary Guarantors. (a) If the Issuer or any of its Restricted Subsidiaries acquires, incorporates, forms or otherwise establishes a Domestic Restricted Subsidiary after the Issue Date, such Domestic Restricted Subsidiary shall within 30 days after the date of such acquisition, incorporation, formation or establishment:
     (1) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured second-priority basis (subject to Permitted Liens) all of the Issuer’s obligations under the Notes and this Indenture on the terms set forth in Article 11;
     (2) execute and deliver to the Trustee a joinder to the Intercreditor Agreement, the Collateral Trust Agreement and Security Documents in substantially the forms attached thereto to evidence the second-priority Lien on and security interest in (subject to Permitted Liens) substantially all of the assets of such Domestic Restricted Subsidiary and take such other actions as shall be necessary or advisable to perfect such Lien and security interest; and such Domestic Restricted Subsidiary shall also comply with Section 10.09(c);
     (3) deliver to the Trustee and the Collateral Trustee an Opinion of Counsel that such supplemental indenture, Security Documents, Intercreditor Agreement and Collateral Trust Agreement have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary.
Thereafter, such Domestic Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.
     (b) Notwithstanding anything to the contrary in this Article 4, each Subsidiary Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee are limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
     (c) Any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, and that all security interests in and Liens on the assets of such Subsidiary Guarantor and on the Capital Stock of such Subsidiary Guarantor shall be released automatically and with no further action on the part of any Person upon:
     (i) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Issuer of all of the Issuer’s Capital Stock in, or all or substantially all of the assets of, such Subsidiary Guarantor; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture;
     (ii) the Issuer’s designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or
     (iii) the Issuer’s obligations under this Indenture being discharged in accordance with Section 8.01 or the Issuer exercising its legal defeasance option or covenant defeasance option under Section 8.02.
ARTICLE 5
MERGER, CONSOLIDATION OR SALE OF ASSETS
     Section 5.01 Merger, Consolidation or Sale of Assets of the Issuer. The Issuer may not, directly or indirectly, (x) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving corporation); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:
     (i) either:
     (A) the Issuer is the surviving corporation; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);
     (ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes, this Indenture, the Security Documents and the

Intercreditor Agreement and pursuant to supplemental indentures and joinders to Security Documents and the Intercreditor Agreement in the forms attached thereto and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;
     (iii) immediately after such transaction no Default or Event of Default exists;
     (iv) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Issuer) would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Cash EBITDA Ratio test set forth in Section 4.03(a) determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Debt to Adjusted Cash EBITDA Ratio for the Successor Company would be equal to or less than such ratio for the Issuer immediately prior to such transaction;
     (v) each Subsidiary Guarantor, unless it is the other party to the transactions described in this Section 5.01, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the Notes, this Indenture, the Security Documents and the Intercreditor Agreement; and
     (vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions) each stating that such transaction complies with the terms of this Indenture.
     The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture, the Notes, the Security Documents and the Intercreditor Agreement, but in the case of a lease of all or substantially all of the Issuer’s assets, the Issuer will not be released from the obligations to pay principal, premium (if any), and interest on the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01, (a) any Restricted Subsidiary may consolidate with, merge into or transfer or lease all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
     Section 5.02 Merger, Consolidation or Sale of Assets by a Subsidiary Guarantor.
     (a) Subject to the provisions in this Indenture governing the release of a Guarantee upon the sale or other disposition of a Subsidiary Guarantor, no Subsidiary Guarantor shall, directly or indirectly, (1) consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving entity), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:
     (i) such Subsidiary Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the jurisdiction of such Subsidiary Guarantor, the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”);
     (ii) the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Guarantee, the Security Documents and the Intercreditor Agreement pursuant to supplemental indentures and joinders to Security Documents and the Intercreditor Agreement in the forms attached thereto and causes such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Subsidiary Guarantor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;
     (iii) immediately after such transaction no Default or Event of Default exists; and
     (iv) such Subsidiary Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions) each stating that such transaction complies with the terms of this Indenture.
     The Successor Subsidiary Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Guarantee, the Security Documents and the Intercreditor Agreement, but in the case of a lease of all or substantially all of the Subsidiary Guarantor’s assets, the Subsidiary Guarantor will not be released from the obligations under its Guarantee to pay principal, premium (if any) and interest on the Notes. Notwithstanding the foregoing, (a) a Subsidiary Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby, and (b) any Subsidiary Guarantor may merge into or transfer or lease all or part of its properties and assets to the Issuer or another Subsidiary Guarantor.

ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default. An “Event of Default” occurs if:
     (a) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes,
     (b) the Issuer defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days,
     (c) the Issuer defaults in the performance of, or breaches, any covenant, warranty or other agreement contained in this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreement (other than a default in the performance or breach of a covenant, warranty or agreement (A) which is specifically governed by clauses (a) or (b) above and (B) other than a default or breach with respect to Section 4.06, Section 4.08, Section 4.16 or Article 5, which in each case will constitute an Event of Default after receipt of the notice specified below but without the passage of time requirement) and such default or breach continues for a period of 60 days after receipt of notice thereof given by the Trustee or the Holders of 25% in aggregate principal amount of the then outstanding Notes,
     (d) the Issuer defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $50.0 million or more at any time,
     (e) the Issuer or any Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies that have agreed to pay under such insurance policies) aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed,
     (f) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;
     (ii) appoints a Custodian of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property;
     (iii) orders the winding up or liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
     (iv) or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
     (h) any Security Document ceases to be in full force and effect, or ceases to be effective to grant a perfected Lien on all or any portion of the Collateral having a Fair Market Value of $30.0 million or more with the priority purported to be created thereby (except as contemplated by the terms thereof or the provisions of the Intercreditor Agreement) or any security interest created thereunder shall be declared invalid or unenforceable or the Issuer or any Subsidiary shall so assert; or
     (i) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under its Guarantee.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term “Bankruptcy Law” means Title 11, United States Code. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clauses (f) and (g) of Section 6.01 with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, and accrued and unpaid interest on such Notes to be due and payable by notice in writing to the Issuer and the Trustee (if given by Holders) specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clauses (f) and (g) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes outstanding by notice to the Trustee may rescind and cancel an acceleration and its consequences if:
     (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;
     (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration;
     (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
     (iv) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances as set forth in Section 7.07; and
     (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (f) and (g) of Section 6.01, the Trustee shall have received an Officers’ Certificate stating that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee and the Collateral Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Security Documents or the Intercreditor Agreement.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Collateral Trustee, the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes outstanding by notice to the Trustee may waive any existing Default or Event of Default and its consequences except (a) a Default or an Event of Default in the payment when due and payable after giving effect to any applicable grace or cure period, upon redemption, acceleration or otherwise of the principal of, premium, if any, or interest on a Note after giving effect to any applicable cure or grace period or (b) a Default or Event of Default in respect of a covenant or provision that under Section 9.02, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreement cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
     Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Trustee or of exercising any trust or power conferred on the Trustee or the Collateral Trustee. However, the Trustee or the Collateral Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Security Documents or the Intercreditor Agreement, or, subject to Section 7.01, that the Trustee or Collateral Trustee, as the case may be, determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Collateral Trustee in personal liability; provided, however, that the Trustee or Collateral Trustee, as the case may be, may take any other action deemed proper by the Trustee of the Collateral Trustee, as the case may be, that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Security Documents or the Intercreditor Agreement, the Trustee and the Collateral Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.06 Limitation on Suits.
     (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (v) the Holders of a majority in principal amount of the Notes outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
     (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     Section 6.07 Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.
     Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee and the Collateral Trustee (including counsel, accountants, experts or such other professionals as the Trustee or the Collateral Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Subsidiary Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Trustee, their respective agents and counsel, and any other amounts due the Trustee and the Collateral Trustee under Section 7.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities. Subject to the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, any money or property collected by the Trustee pursuant to this Article 6, and, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, shall be paid out in the following order:
     FIRST: to the Trustee and the Collateral Trustee for amounts due under Section 7.07 and to the Collateral Trustee for amounts owing to it under the Security Documents for compensation, reimbursement of expenses and indemnitees;
     SECOND: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor or as directed by a court of competent jurisdiction.
     The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.
     Section 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE
     Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
     (d) Whether or not therein expressly so provided, every provision of this Indenture, the Collateral Trust Agreement and the Intercreditor Agreement that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.
     (h) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture, the Intercreditor Agreement or the Collateral Trust Agreement or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
     Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, other certificate, Opinion of Counsel, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel covering such matters as it shall reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
     (d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
     (e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to compensation and reimbursement of expenses and to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Trustee and each agent, custodian and other Person employed to act hereunder or under any of the Security Documents and the Intercreditor Agreement and shall extend to such entities and persons under the Security Documents and the Intercreditor Agreement; provided, however, all references to “negligent” or “negligence” shall be references to “grossly negligent” and “gross negligence” only with respect to the actions of the Collateral Trustee.
     (i) The Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) if the Trustee is at the time acting as Paying Agent of the Issuer in respect to the Notes, any Default or Event of Default occurring pursuant to Sections 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification at its Corporate Trust Office from the Issuer or any Holder of the Notes and such notification references the Notes and this Indenture.
     (j) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (k) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a written order or written request of the Issuer signed by an Officer of the Issuer and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (l) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreement which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly,

by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; and
     (n) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuer has been advised as to the likelihood of such loss or damage and regardless of the form of action.
     (o) The right of the Trustee to perform any discretionary or permissible act enumerated in this Indenture, any Security Document and the Intercreditor Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.
     (p) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (q) Neither the Trustee nor any of its Affiliates, directors, officers managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Indenture, the Intercreditor Agreement or any Security Document (each, a “Financing Document” and, collectively, the “Financing Documents”), or any certificate, financial statement or other document furnished at any time under or in connection with this Indenture or any other Financing Document, (ii) the performance or observance of any of the terms, covenants or agreements of the Issuer and the Guarantors or any Person in this Indenture or any other Financing Document, (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the Collateral or any other Financing Document, or any other instrument or writing furnished in connection herewith or therewith, in respect of the Issuer or the Subsidiary Guarantors other than as set forth herein or therein, or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Security Document. Without limiting the generality of the foregoing, in the absence of its own negligence or willful misconduct, neither the Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the Collateral, the determination of the fair market value of any Collateral, or any other matters determined hereunder or under the Security Documents.
     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Intercreditor Agreement, any Guarantee or the Notes, or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement or recital of the Issuer or any Subsidiary Guarantor in this Indenture or the Notes or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The recitals and statements contained herein and in the Notes, except those contained in any Trustee’s certificate of authentication, shall be taken as the recitals and statements of the Issuer, and the Trustee or any authenticating agent assumes no responsibility for their correctness
     Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within the 90 days after the Trust Officer of the Trustee has actual knowledge. Except in the case of a Default or Event of Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers’ in good faith determines that withholding the notice is in the interests of the Holders.
     Section 7.06 Reports by Trustee to the Holders. By no later than August 1, beginning with the August 1 following the date of this Indenture and for so long as the Notes remain outstanding, the Trustee shall mail to each Holder a brief report dated as of the previous June 1 that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.
     A copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
     Section 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under the Intercreditor Agreement as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys fees and expenses) arising out of, incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the

Issuer, any Subsidiary Guarantor, any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense or situation adverse to the indemnified party in its sole discretion. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, or gross negligence.
     To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee or Collateral Trustee, other than money or property held in trust to pay principal of and interest on particular Notes.
     The Issuer’s and the Subsidiary Guarantors’ payment obligations pursuant to Sections 7.07 and 8.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses, and the compensation for services (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under the Bankruptcy Law.
     For the purposes of this Section 7.07 and Section 8.06, the word “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     Section 7.08 Replacement of Trustee.
     (a) The Trustee may resign at any time and be discharged from the trust thereby created by so notifying the Issuer, provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in principal amount of the Notes outstanding may remove the Trustee by so notifying the Trustee and the Issuer and may promptly appoint a successor Trustee. The Issuer shall remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10;
     (ii) the Trustee is adjudged bankrupt or insolvent;

     (iii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iv) the Trustee otherwise becomes incapable of acting.
     (b) If the Trustee resigns, is removed by the Issuer or is removed by the Holders of a majority in principal amount of the Notes outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
     (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee have been paid and subject to the Lien provided for in Section 7.07.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
     Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

     Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.
ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE
     Section 8.01 Discharge of Liability on Notes. This Indenture (and all Liens on Collateral granted to secure the Notes and the Guarantees) shall be discharged and shall cease to be of further effect as to all outstanding Notes, when:
     (a) either:
     (i) all the Notes theretofore authenticated (other than Notes pursuant to Section 2.08 which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (ii) all of such Notes that have not been delivered to the Trustee for cancellation (a) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (b) will become due and payable at their final Stated Maturity within one year or (c) are to be called for redemption, by the mailing of a notice of redemption, within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or a Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payment of principal of and interest on which will be a sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, on, and interest on the Notes to the date of maturity or redemption;
     (b) the Issuer has paid or caused to be paid all sums payable by it under this Indenture;
     (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and
     (d) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 8.02 Defeasance.
     (a) The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes issued under this Indenture, the Guarantees and, with respect to the Notes, the Security Documents (“Legal Defeasance”) except for:
     (i) the rights of Holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to below;
     (ii) the Issuer’s obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
     (iv) this Section 8.02.
     (b) The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.14, 4.15, 4.16 and clause (iv) of Section 5.01 of this Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. In the event the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its Legal Defeasance option or its Covenant Defeasance option, the obligations of each Subsidiary Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.
     If the Issuer exercises its Legal Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c) (other than with respect to Article 5 (except for clause (iv) thereof)), 6.01(d), 6.01(e), 6.01(f) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(g) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(h) or 6.01(i).
     Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
     (c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.06 and 8.07 shall survive such satisfaction and discharge.
     Section 8.03 Conditions to Defeasance.
     (a) The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:
     (i) the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payment of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities, as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
     (ii) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (iii) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) or insofar as Events of Default (other than Events of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
     (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

     (vi) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
     (vii) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance as contemplated by this Article 8 have been complied with.
     (b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.
     Section 8.04 Application of Trust Money. The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.
     Section 8.05 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Securities held by it as provided in this Article 8 which, in the written opinion of a nationally recognized investment firm, appraisal firm or firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.
     Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
     Section 8.06 Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.
     Section 8.07 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.
ARTICLE 9
AMENDMENTS AND WAIVERS
     Section 9.01 Without Consent of the Holders. The Issuer, the Subsidiary Guarantors, the Trustee and, if applicable, the Collateral Trustee may amend or supplement this Indenture, the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement or the Collateral Trust Agreement without notice to or consent of any Holder:
     (i) to cure any ambiguity, omission, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (iii) to provide for the assumption of the Issuer’s or any Subsidiary Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or Subsidiary Guarantor’s assets, as applicable, pursuant to Article 5;
     (iv) to add a Guarantee of the Notes or to add Collateral for the benefit of the Notes or the Guarantees;
     (v) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;
     (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (vii) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (viii) to provide for the issuance of Additional Notes in compliance with this Indenture, as applicable;
     (ix) to conform the text of this Indenture, the Guarantees, the Notes, the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement to any provision in the “Description of the Notes” contained in the Prospectus to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes, the Security Documents, the Intercreditor Agreement or the Collateral Trust Agreement;
     (x) to enter into additional or supplemental Security Documents and to add any Permitted Second Lien Obligation to the Security Documents and the Intercreditor Agreement on the terms set forth therein;

     (xi) to release or add Collateral in accordance with the terms of this Indenture, the Security Documents, the Intercreditor Agreement or the Collateral Trust Agreement; or
     (xii) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the guarantee of the Notes.
     After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
     Section 9.02 With Consent of the Holders. This Indenture, the Notes and the Guarantees and, subject to the terms of the Collateral Trust Agreement and the Intercreditor Agreement, as applicable, the Security Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture, the Notes and the Guarantees and, subject to the terms of the Collateral Trust Agreement and the Intercreditor Agreement, as applicable, the Security Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, an amendment, supplement or waiver of this Indenture, the Notes, the Guarantees, the Security Documents or the Intercreditor Agreement may not (with respect to any Notes held by a non-consenting Holder):
     (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than pursuant to Sections 4.06 or 4.08 hereof);
     (iii) reduce the rate of or change the time for payment of interest on any Note;
     (iv) waive a Default or Event of Default in the payment of principal, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (v) make any Note payable in money other than that stated in the Notes;
     (vi) modify the Guarantees in any manner that would adversely affect the Holders;

     (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;
     (viii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.06 or 4.08 hereof);
     (ix) except as permitted by this Indenture, the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement, release any Guarantee or any Lien on all or substantially all of the Collateral;
     (x) subordinate the Notes or any Guarantee in right of payment to any other Indebtedness; or
     (xi) make any change in the preceding amendment and waiver provisions.
     In addition, without the consent of the holders of at least 66-2/3% of the principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may (1) modify any Security Document or the provisions in this Indenture dealing with Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture, the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement; or (2) modify the Intercreditor Agreement and the Collateral Trust Agreement in any manner adverse to the holders in any material respect other than in accordance with the terms of this Indenture, the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
     Section 9.03 Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.
     Section 9.04 Revocation and Effect of Consents and Waivers.
     (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.
     (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     Section 9.05 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
     Section 9.06 Trustee and Collateral Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but is not required to sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). The provisions of this Section 9.06 shall also apply mutatis mutandis to the Collateral Trustee.
     Section 9.07 Payment for Consent. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holders for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and, if such consent, waiver or amendment is consummated, is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Section 9.08 Additional Voting Terms. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter.
ARTICLE 10
COLLATERAL
     Section 10.01 Appointment and Authorization of Trustee as Collateral Trustee.
     (a) By acceptance of the benefits hereof and of the Notes, each Holder hereby (i) designates and appoints the Trustee as the “Permitted Second Lien Representative” and the Collateral Trustee as “Collateral Trustee” under the Collateral Trust Agreement, (ii) authorizes the Trustee in its capacity as such and not in its individual capacity to execute and enter into and make any representations in the Collateral Trust Agreement, (iii) authorizes the Collateral Trustee in its capacity as such and not in its individual capacity to (A) execute and enter into and make any representations in the Collateral Trust Agreement, the Intercreditor Agreement, each of the Security Documents and all other instruments relating thereto (including any landlord lien waivers), (B) take such action and exercise such powers as are expressly permitted hereunder and thereunder and (C) to exercise such powers and perform such duties as are in each case expressly delegated to the Collateral Trustee by the terms hereof and thereof, together with such other powers and discretion as are reasonably incidental hereto and thereto. In addition, by acceptance of the benefits hereof, each Holder hereby authorizes the Collateral Trustee to act at the direction of the Trustee (acting at the direction of the requisite percentage of the Holders), subject to the terms of this Indenture, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement.
     (b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, neither the Trustee nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or any Intercreditor Agreement or otherwise exist against the Trustee or the Collateral Trustee.
     (c) Trustee and Collateral Trustee expenses shall be deemed to constitute administrative expenses in a bankruptcy proceeding.
     Section 10.02 Security Documents; Collateral.
     (a) Collateral. (i) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer and the Subsidiary Guarantors set forth in Section 7.07, Section 8.06 and Section 8.07 herein, and in the Notes and the Guarantees and the Security Documents, shall be secured by second-priority Liens and security interests, subject to Permitted Liens, as and to the extent provided in the Security Documents and the Intercreditor Agreement which the Issuer and the Subsidiary Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Security Documents hereafter delivered as required or permitted by this Indenture, the Security

Documents and the Intercreditor Agreement; provided that the Collateral shall exclude certain items of property, as provided in the Security Documents (collectively, the “Excluded Collateral”).
     (ii) The Issuer and the Subsidiary Guarantors hereby agree that the Collateral Trustee shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement.
     (iii) Each Holder, by its acceptance of any Notes and the Guarantees thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure, the exercise of remedies and the application of proceeds) as the same may be in effect or as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms, agrees that the Collateral Trustee is hereby authorized to execute and deliver the Security Documents and the Intercreditor Agreement and authorizes and directs the Collateral Trustee to perform its obligations and exercise its rights under the Security Documents and the Intercreditor Agreement in accordance therewith.
     (iv) The Trustee and each Holder, by accepting the Notes and the Guarantees thereof, acknowledges that, as more fully set forth in the Security Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of the Security Documents in respect of the Trustee and the Holders contemplated by this Indenture is subject to and qualified and limited in all respects by the Security Documents and the Intercreditor Agreement and actions that may be taken thereunder.
     (v) The Issuer and the Subsidiary Guarantors, and the Holders, by their acceptance of such Notes hereby agree that the Collateral Trustee shall have no obligation to (i) execute any landlord lien waivers and any other collateral documents that may affect the rights or protections of the Collateral Trustee and (ii) take any action pursuant to any Security Documents, the Intercreditor Agreement, any landlord lien waivers and any other collateral documents (as determined by the Collateral Trustee) unless the Collateral Trustee receives direction to act or omit to act in accordance with the Collateral Trust Agreement.
     (vi) Delivery of notices, instruments, agreements, certificates and documents of any nature whatsover other than Officers’ Certificates to the Collateral Trustee or the Trustee under the Security Documents or the Intercreditor Agreement is for informational purposes only and its receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other Person’s compliance with any of its covenants hereunder or thereunder. Neither the Trustee nor the Collateral Trustee shall have any obligation to monitor or confirm, on a continuing basis or otherwise the Issuer’s or any other Person’s compliance with respect to any reports, information or other documents delivered to the Collateral Trustee or the Trustee under such document; provided, however, to the extent the Collateral Trustee or the Trustee receives written notice from the Issuer of any events which would constitute certain Defaults, their status and what action the Issuer is taking or proposing to take in respect thereof, the Collateral Trustee shall be obligated to perform its obligations with respect thereto in accordance with the terms and conditions of this Indenture, the Security Documents and the Intercreditor Agreement.
     (b) Further Assurances. (i) The Issuer shall, and shall cause each Subsidiary Guarantor to, at their sole expense, do or cause to be done all acts which may be reasonably necessary to confirm that the Collateral Trustee holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected second-priority Liens in the Collateral (subject to Permitted Liens) to the extent required by this Indenture, the Security Documents and the Intercreditor Agreement.
     (ii) As necessary, the Issuer and the Subsidiary Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary to assure, perfect, transfer and confirm the security interest and priority of Liens created or intended to be created by the Security Documents, including with respect to After-Acquired Property, to the extent permitted by applicable law.
     (c) Additional Collateral. As soon as practicable following the acquisition by the Issuer or any Subsidiary Guarantor of any After-Acquired Property, the Issuer or such Subsidiary Guarantor shall execute and deliver such security instruments, financing statements and mortgages and such certificates and Opinions of Counsel as expressly required under this Indenture and the Security Documents in order to grant to the Collateral Trustee a perfected security interest, subject only to Permitted Liens (including with respect to First-Lien Obligations), in such After-Acquired Property and to have such After-Acquired Property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
     (d) Real Estate Mortgages and Filings. With respect to any fee interest in certain real property interests owned by the Issuer or a Subsidiary Guarantor on the Issue Date or acquired by the Issuer or a Subsidiary Guarantor after the Issue Date that has a fair market value, as reasonably determined by the Issuer in excess of $2,500,000 individually or, together with all other such real property and associated fixtures not otherwise subject to a Mortgage in favor of the Collateral Trustee, $5,000,000 in the aggregate (individually and collectively, the “Premises”):
     (i) the Issuer shall deliver to the Collateral Trustee, as mortgagee or beneficiary, as applicable, fully executed counterparts of mortgages or deeds of trust, each dated as of the Issue Date or, if later, the date such property is pledged to secure the Notes, in accordance with the requirements of this Indenture and/or the Security Documents, duly executed by the Issuer or the applicable Subsidiary Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such mortgage or deeds of trust (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second-priority Lien (subject to Permitted Liens) against the properties purported to be covered thereby;
     (ii) the Collateral Trustee shall have received mortgagee’s title insurance policies in favor of the Collateral Trustee, as mortgagee, in the form necessary, with respect to the property purported to be covered by such mortgage, to insure that the interests created by the mortgage constitute valid and second-priority Liens on such property free and clear of all Liens, defects and encumbrances (other than Permitted Liens), each such title insurance policy to be in an amount and have such endorsements and additional coverages as shall be customary as certified in an Officers’ Certificate and shall be accompanied by evidence of the payment in full of all premiums thereon; and
     (iii) the Issuer shall cause each Subsidiary Guarantor to deliver to the Collateral Trustee, with respect to each of the Premises, such filings, surveys (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies referred to above), local counsel opinions, landlord agreements and fixture filings, along with such other documents, instruments, certificates and agreements, as shall be necessary to create, evidence or perfect a valid and second-priority Lien on the property subject to each such mortgage (subject to Permitted Liens); provided, however, that the Collateral Trustee will not be required to execute any documents, waivers or instruments if the indemnification provisions therein are not satisfactory to it (in its sole discretion).
     (e) Impairment of Security Interest. Neither the Issuer nor any of the Subsidiary Guarantors shall take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Trustee and the Holders with respect to the Collateral. Neither the Issuer nor any of the Subsidiary Guarantors shall grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any security interest or Lien whatsoever in the Collateral, other than Permitted Liens (including with respect to First-Lien Obligations). Neither the Issuer nor any Subsidiary Guarantor shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement and the Permitted Second Lien Debt Documents, or the terms of any First-Lien Obligations.
     (f) Rule 3-16 of Regulation S-X. (i) Notwithstanding anything to the contrary set forth in this Section 10.02 or any Security Document, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission of separate financial statements of a Subsidiary Guarantor that are not otherwise required to be filed, then the Capital Stock of such Subsidiary Guarantor need not be pledged pursuant to this Section 10.02 and the Security Documents and shall automatically be deemed released and to not be and to not have been part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to evidence the release of Liens securing the Notes and the Guarantees on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral and the Trustee and Collateral Trustee are hereby authorized by each Holder to execute, or to authorize the execution of or the filing of, any agreement, document or instrument in order to evidence such release or to otherwise give effect to this Section 10.02(f).
     (ii) In the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) a Subsidiary Guarantor’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary Guarantor, then the Capital Stock of such Subsidiary Guarantor shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock) and the Issuer or such Subsidiary Guarantor, as applicable, shall take all such necessary steps to effectuate such Lien.
     Section 10.03 Recording, Registration and Opinions. (i) The Issuer shall furnish to the Collateral Trustee and the Trustee on the anniversary of the Issue Date in each year, beginning with 2011, an Opinion of Counsel, dated as of such date, which complies with Trust Indenture Act § 314(b)(2), either (i) (x) stating that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture, the Security Documents and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Security Documents under applicable law and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, and other documents have been executed and filed that are necessary, as of such date, fully to maintain the perfection of the security interests of the Collateral Trustee hereunder and under the Security Documents with respect to the Collateral.
     Section 10.04 Release of Collateral. The Collateral Trustee shall not at any time release Collateral from the Liens created by the Security Documents unless such release is in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement. The Collateral Trustee shall, and is hereby authorized by each Holder, to release, and take such actions as are reasonably requested by the Issuer to evidence such release, Collateral from the Liens created by the Security Documents to the extent such release is required or permitted by and is in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.
     Section 10.05 Possession and Use of Collateral. Except with respect to the Event of Loss Collateral Account, which shall be governed by Section 10.06, and subject to and in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement, so long as the Collateral Trustee has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, except as provided in the Security Documents, the Issuer and any Subsidiary Guarantors shall be entitled to exercise any voting and consensual rights and retain any dividends and distributions pertaining to all Capital Stock pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over this Indenture, the Security Documents and the Collateral, to freely, operate, manage, develop, lease, use, consume and enjoy the Collateral, to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and otherwise comply with this Indenture and the Security Documents, and to collect, receive, use, invest and dispose of the profits, revenues, proceeds and other income thereof.
     Section 10.06 Event of Loss Collateral Account. The Issuer hereby establishes the Event of Loss Collateral Account with the Collateral Trustee, such account to constitute a non-interest bearing trust account. The Collateral Trustee shall have sole dominion and control over the Event of Loss Collateral Account, and neither the Issuer nor any Subsidiary Guarantor shall have any right to withdraw funds from such Event of Loss Collateral Account, except in accordance with the provisions of this Section 10.06. The Event of Loss Collateral Account shall be a securities account, as defined in the Uniform Commercial Code. The Collateral Trustee shall have no duty to inquire as to whether any funds deposited into the Event of Loss Collateral Account are entitled to be so deposited and may conclusively assume that any such deposit is proper. The Issuer shall have the right to direct investments of the assets held in the Event of Loss Collateral Account or the liquidation of such investments prior to the occurrence of an Event of Default; provided, however, that any such investment shall only be permitted to the extent it is cash or Cash Equivalents. Any investment direction or direction as to the liquidation of investments shall be in writing and signed by an Officer of the Issuer, shall specify the particular investment to be made or liquidated and shall state that any investment to be made in accordance with such direction is permitted hereby. The Collateral Trustee shall have no liability for any losses incurred in connection with the making or liquidation of any investment in accordance with this Section. Any investment in a money market fund referred to in clause (8) of the definition of “Cash Equivalents” in Section 1.01 hereof may include money market funds with respect to which the Collateral Trustee acts as an investment manager or advisor and with respect to which it may receive fees for the administration thereof. The Collateral Trustee shall only authorize the release of funds, and the Issuer shall only be permitted to withdraw funds, held in the Event of Loss Collateral Account in accordance with, and to the extent permitted under, Section 4.06 hereof. Any such release will require the Issuer to deliver to the Trustee and the Collateral Trustee an Officers’ Certificate stating that the conditions for release pursuant to Section 4.06 hereof have been met. Funds may be released from the Event of Loss Collateral Account no earlier than three Business Days after receipt by the Collateral Trustee of such Officers’ Certificate (or by such earlier time as shall be acceptable to the Collateral Trustee), treating an Officers’ Certificate received after 12:00 noon (New York City time) on a Business Day as having been received on the following Business Day.
     Section 10.07 Specified Releases of Collateral.
     (a) Satisfaction and Discharge; Defeasance. Notwithstanding anything to the contrary contained in any Security Document, but subject to the Intercreditor Agreement and the Collateral Trust Agreement, the Issuer and any Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of the Security Documents upon payment in full of all principal of, premium, if any, and interest on the Notes and of all obligations for the payment of money due and owing to the Collateral Trustee, the Trustee or the Holders pursuant to the Notes, this Indenture or any Security Documents, or upon the satisfaction and discharge of this Indenture in accordance with Article 8 or upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 of this Indenture; provided that all amounts owing to the Trustee and the Collateral Trustee under this Indenture, the Notes, the Guarantees and the Security Documents shall have been paid or duly provided for. Upon the release of any Subsidiary Guarantor from its obligations under this Indenture and its Guarantee pursuant to Section 4.16(c), such Subsidiary Guarantor shall be entitled to obtain the release of all of its Collateral from the Liens of the Security Documents; provided that all amounts owing to the Trustee and the Collateral Trustee under this Indenture, the Notes, the Guarantees and the Security Documents shall have been paid or duly provided for. The Liens on the Collateral shall also be released with respect to the Notes and the Guarantees with the consent of each Holder of the Notes affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes). Upon delivery by the Issuer to the Collateral Trustee of an Officers’ Certificate and an Opinion of Counsel, each to the effect that all such conditions precedent to such release and reconveyance have been complied with (and which may be the same Officers’ Certificate and Opinion of Counsel required by Article 9), together with such documentation, if any, as may be required by this Indenture prior to the release of such Collateral, the Collateral Trustee shall forthwith take all necessary action (at the written request of and the expense of the Issuer) to release and reconvey to the Issuer and the applicable Subsidiary Guarantors without recourse, representation or warranty all of the Collateral by executing a release in the form provided by the Issuer or the applicable Subsidiary Guarantor and reasonably acceptable to the Collateral Trustee, and shall deliver such Collateral in its possession to the Issuer and the applicable Subsidiary Guarantors, including, without limitation, the execution and delivery of releases and satisfactions wherever required.
     (b) Release of Collateral in Connection with Asset Sales and Events of Loss. Notwithstanding anything to the contrary contained in any Security Document, but subject to the Intercreditor Agreement and the Collateral Trust Agreement, the Issuer and the Subsidiary Guarantors, as the case may be, shall have the right to obtain a release of any item of property constituting Collateral that is sold or otherwise disposed of or deemed disposed of in a transaction permitted by Section 4.06 from the Lien of the Security Documents (the “Released Collateral”), and the Collateral Trustee shall release such Released Collateral from the Lien of the relevant Security Document and reconvey the Released Collateral to the Issuer or any such Subsidiary Guarantor if the Issuer delivers to the Collateral Trustee the following:
     (i) an Officers’ Certificate of the Issuer stating that (1) such sale covers only the Released Collateral or such other property that does not constitute Collateral subject to the sale or disposition, and (2) such sale is made in compliance with Section 4.06 and all conditions precedent in this Indenture and the Security Documents relating to the release in question have been complied with by the Issuer;
     (ii) a form of release which release shall be in form reasonably satisfactory to the Trustee and the Collateral Trustee and shall provide that the requested release is without recourse or warranty to the Trustee and the Collateral Trustee; and

     (iii) subject to Section 10.12 below, all documentation required by the Trust Indenture Act (including, without limitation, Trust Indenture Act §§ 314(c) and 314(d)), if any, prior to the release by the Collateral Trustee of the Released Collateral and, if applicable, all documentation required by the Trust Indenture Act and this Indenture to effect any substitution of new Collateral required by Section 4.06.
     Upon compliance by the Issuer with the conditions precedent set forth above, the Liens in favor of the Collateral Trustee on such Collateral shall automatically terminate and be released and the Collateral Trustee shall cause to be released and reconveyed to the Issuer or the applicable Subsidiary Guarantor the Released Collateral without recourse, representation or warranty by executing a release in the form provided by the Issuer or the applicable Subsidiary Guarantor and reasonably acceptable to the Collateral Trustee, in each case, without the consent of the Holders.
     Section 10.08 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Collateral Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.
     Section 10.09 Authorization of Actions to Be Taken by the Collateral Trustee Under the Security Documents. (a) Subject to the provisions of, and to the extent expressly provided for by, the Security Documents and the Intercreditor Agreement:
     (i) the Collateral Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and any Subsidiary Guarantors hereunder and under the Security Documents; and
     (ii) the Collateral Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or thereunder or be prejudicial to the interests of the Holders or of the Collateral Trustee).
     (b) The Trustee or the Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Trustee shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.
     (c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Subsidiary Guarantor, as applicable, shall deliver to the Trustee or the Collateral Trustee the following, in each case, to the extent necessary:
     (i) a request to the Trustee and the Collateral Trustee that such Collateral be added;
     (ii) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents entered into on the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Trustee;
     (iii) an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Trustee’s Lien on such Collateral and as to the due authorization, execution and delivery, validity and enforceability of the Security Document being entered into; and
     (iv) such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Trustee’s security interest in such Collateral.
     (d) The Trustee or the Collateral Trustee, in giving any consent or approval under the Security Documents or the Intercreditor Agreement, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate to the effect that the action or omission for which consent or approval is to be given does not impair the security of the Holders in contravention of the provisions of this Indenture, the Security Documents and the Intercreditor Agreement, and the Trustee or the Collateral Trustee shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate.
     Section 10.10 Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Trust Agreement or the Intercreditor Agreement, to apply such funds as provided in this Indenture and to make further distributions of such funds in accordance with the provisions of Section 6.10.

     Section 10.11 Powers Exercisable by Receiver or Collateral Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuer or any Subsidiary Guarantor, as applicable, with respect to the release, sale or other disposition of such Property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Subsidiary Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.
     Section 10.12 Trust Indenture Act Requirements. The release of any Collateral from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents will not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Intercreditor Agreement and the Collateral Trust Agreement and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, the Issuer will comply with the provisions of Trust Indenture Act §314(b) and Trust Indenture Act §314(d). Any certificate or opinion required by Trust Indenture Act §314(d) may be made by an Officer of the Issuer except in cases where Trust Indenture Act §314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Indenture or in Intercreditor Agreement or the Collateral Trust Agreement, the Issuer and the Subsidiary Guarantors will not be required to comply with all or any portion of Trust Indenture Act §314(d) if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act §314(d) is inapplicable to the released Collateral. To the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act §314(b)(2), the Issuer will furnish such opinion prior to each anniversary of the Issue Date.
     Section 10.13 Intercreditor Agreement and Collateral Agreement Govern. Notwithstanding anything to the contrary herein or in any Security Document, the Issuer, the Subsidiary Guarantors, the Trustee, the Collateral Trustee and the Holders, by their acceptance of such Notes, hereby acknowledge and agree that the rights, remedies and benefits of the Trustee, the Collateral Trustee and the Holders under this Indenture and each of the Security Documents are subject to and limited by the terms, provisions and conditions of the Intercreditor Agreement and the Collateral Trust Agreement and to the extent of any conflict between the Indenture or any of the Security Documents on the one hand and the Intercreditor Agreement or Collateral Trust Agreement on the other, the terms, provisions and conditions of the Intercreditor Agreement and Collateral Trust Agreement, as applicable, shall govern. The provisions of this Section 10.13 are intended for the benefit of, and shall be enforceable as a third party beneficiary by, each current and future holder of Permitted Second Lien Obligations, each current and future Permitted Second Lien Representative and the Collateral Trustee as the holder of Permitted Second Priority Liens.

     Section 10.14 Equal and Ratable Sharing of Collateral with Permitted Second Lien Debt. Notwithstanding (i) anything to the contrary contained in the Security Documents, (ii) the time of incurrence of any Series of Permitted Second Lien Debt; (iii) the order or method of attachment or perfection of any Liens securing any Series of Permitted Second Lien Debt; (iv) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral; (v) the time of taking possession or control over any Collateral; (vi) that any Permitted Second Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (vii) the rules for determining priority under any law governing relative priorities of Liens:
     (a) all Permitted Second Priority Liens granted at any time by the Issuer or any Guarantor shall secure, equally and ratably, all current and future Permitted Second Lien Obligations; and
     (b) all proceeds of all Permitted Second Priority Liens granted at any time by the Issuer or any Guarantor shall be allocated and distributed equally and ratably on account of the Permitted Second Lien Debt and other Permitted Second Lien Obligations.
The provisions of this Section 10.14 are intended for the benefit of, and shall be enforceable as a third party beneficiary by, each current and future holder of Permitted Second Lien Obligations, each current and future Permitted Second Lien Representative and the Collateral Trustee as the holder of Permitted Second Priority Liens.
     Section 10.15 Relative Rights. Nothing in the Permitted Second Lien Documents shall:
     (a) impair, as between the Issuer and the Guarantors on the one hand and the holders of Notes and any other Permitted Second Lien Obligations on the other, the obligation of the Issuer to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Issuer or any Guarantor;
     (b) affect the relative rights of holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of First-Lien Obligations, Permitted Liens or Permitted Second Priority Liens);
     (c) restrict the right of any holders of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Intercreditor Agreement or Sections 3.3 of the Collateral Trust Agreement);
     (d) restrict or prevent any holders of Notes or other Permitted Second Lien Obligations, the Collateral Trustee or the First-Lien Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Intercreditor Agreement or Section 3.3 of the Collateral Trust Agreement; or

     (e) restrict or prevent any holders of Notes or other Permitted Second Lien Obligations, the Collateral Trustee or the First-Lien Collateral Agent from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Intercreditor Agreement or Section 3.3 of the Collateral Trust Agreement.
ARTICLE 11
GUARANTEES
     Section 11.01 Guarantees of the Notes.
     (a) Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other monetary obligations of the Issuer under this Indenture (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 11 notwithstanding any extension or renewal of any Guarantor Obligation.
     (b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guarantor Obligations. Each Subsidiary Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.
     (c) Except as set forth in Section 11.02, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor Obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes, the Security Documents or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Security Documents or the Intercreditor Agreement or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other Subsidiary Guarantor, or (f) any change in the ownership of the Issuer; (g) by any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
     (d) Each Subsidiary Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Guarantee in compliance with Section 4.16(c). Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.
     (e) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee for its benefit and for the benefit of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder.
     (f) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Guarantee. Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.
     (g) This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Holders and the Collateral Trustee and, in the event of any transfer or assignment of rights by any Holder, the Trustee, or the Collateral Trustee the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
     Section 11.02 Limitation on Liability; Release and Discharge. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. A Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Guaranteed Obligations as provided in Section 4.16.
     Section 11.03 Execution and Delivery. To evidence its Guarantee set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture (or with respect to Subsidiary Guarantors that become such after the Issue Date, a supplemental indenture in the form of Exhibit D to this Indenture) shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. If required by Section 4.16 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.
     Section 11.04 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantee, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Issuer, or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 11.04 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
     Section 11.05 No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guarantor

Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.
ARTICLE 12
MISCELLANEOUS
     Section 12.01 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the Trust Indenture Act, inclusive, such imposed duties or incorporated provision shall control.
     Section 12.02 Notices.
     (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:
     if to the Issuer or any Subsidiary Guarantor:
c/o GeoEye, Inc.
21700 Atlantic Blvd.
Dulles, VA 20166
Attention: William Lee Warren, Esq., General Counsel
     with a copy to:
Latham & Watkins LLP
555 Eleventh Street
Washington, D.C. 20004
Attention: William O’Neill, Esq.
     if to the Trustee:
Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: GeoEye, Inc. Administrator
     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received. Notice to the Trustee via facsimile shall be deemed duly given if the Trustee shall confirm receipt thereof by telephone.
     Section 12.03 Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.
     Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or Collateral Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
     (a) an Officers’ Certificate in form reasonably satisfactory to the Trustee or Collateral Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee or Collateral Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 12.06 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
     Section 12.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
     Section 12.08 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
     Section 12.09 Governing Law; Waiver of Trial by Jury. THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 12.10 Jurisdiction; Consent to Service of Process.
     (a) The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the general jurisdiction of the New York State courts, sitting in the Borough of Manhattan, the City of New York, or the federal courts of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any Holder may otherwise have to bring any action or proceeding relating to this Indenture or the Notes against the Issuer or their properties in the courts of any jurisdiction.
     (b) The Issuer hereby irrevocably and unconditionally waives, and agrees not to plea or claim, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) The Issuer hereby irrevocably and unconditionally appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of each of the Issuer and its property of all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Issuer, in care of the Process Agent at the address specified above for the Process Agent, and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Issuer, as applicable, or failure of the Issuer to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or the Issuer, or of any judgment based thereon. The Issuer covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. The Issuer further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.
     Section 12.11 No Recourse Against Others. No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Subsidiary Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
     Section 12.12 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 12.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 12.14 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 12.15 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
     Section 12.16 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GeoEye, Inc.
By:
Name:
Title:

GeoEye Imagery Collection Systems Inc.
By:
Name:
Title:

GeoEye Solutions Holdco Inc.
By:
Name:
Title:

GeoEye Solutions Inc.
By:
Name:
Title:

i5, Inc.
By:
Name:
Title:

M.J. Harden Associates, Inc.
By:
Name:
Title:

GeoEye License Corp.
By:
Name:
Title:

Wilmington Trust FSB, as Trustee
By:
Name:
Title:

Wilmington Trust FSB, as Collateral Trustee
By:
Name:
Title:

EXHIBIT A
[FORM OF FACE OF ORIGINAL NOTE AND ADDITIONAL NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FORM OF ORIGINAL NOTE AND ADDITIONAL NOTE]

No.	Principal Amount $__________[, or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto]
8.625% Senior Secured Note due 2016

CUSIP NO.:	37250WAD0
ISIN:	US37250WAD02
     GEOEYE, INC., a corporation organized under the laws of the State of Delaware, promises to pay to CEDE & CO., or registered assigns, the principal sum of [                       ] DOLLARS ($[            ]) [, or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto] on October 1, 2016.
Interest Rate: 8.625% per annum
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.
     Additional provisions of this Note are set forth on the other side of this Note and are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GEOEYE, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WILMINGTON TRUST FSB,
     as Trustee, certifies that this is one of the
     Notes referred to in the within-mentioned
     Indenture.

By:
Authorized Signatory
Title:

Date:

[FORM OF REVERSE SIDE OF ORIGINAL NOTE AND ADDITIONAL NOTE]
8.625% Senior Secured Note due October 1, 2016
1. Interest
     GEOEYE, INC., a corporation organized under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum, equal to 8.625%. The Issuer shall pay interest semi-annually on April 1 and October 1 of each year, commencing [April 1, 2011].1 Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [October 8, 2010]2 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
     The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank or financial institution in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[1]	Only with respect to the Notes issued on the Issue Date.

[2]	Only with respect to the Notes issued on the Issue Date.

3. Paying Agent and Registrar
     Initially, Wilmington Trust FSB, a federal savings bank (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer may act as Paying Agent or Registrar.
4. Indenture; Subsidiary Guarantors
     The Issuer issued the Notes under an Indenture dated as of October 8, 2010 (the “Indenture”), among the Issuer, the Subsidiary Guarantors, the Trustee and Wilmington Trust FSB as Collateral Trustee (the “Collateral Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms used in this Note and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
     The Notes are senior secured obligations of the Issuer. This Note is one of the [Original] [Additional] Notes referred to in the Indenture. The Notes include the Original Notes and Additional Notes issued pursuant to the Indenture. The Original Notes and Additional Notes are treated as a single class of securities under the Indenture.
     To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under the Indenture, the Notes, the Security Documents and the Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes, the Indenture, the Security Documents and the Intercreditor Agreement, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior secured second-priority basis pursuant to the terms of the Indenture.
5. Security.
     The Notes shall be secured by second-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents. The Collateral Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral), the Intercreditor Agreement and the Collateral Trust Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Trustee to enter into the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

6. Redemption and Repurchase
     The Notes may not be redeemed except as set forth below:
     Optional Redemption upon Equity Offerings. At any time on or prior to October 1, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 108.625% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, in each case with the net cash proceeds of one or more Equity Offerings that have not previously been used or designated for a different purpose under the Indenture; provided that:
     (1) at least 65% of the aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
     Redemption at Option of Issuer. At any time on or after October 1, 2013, the Issuer may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2013	104.313%
2014	102.156%
2015 and thereafter	100.000%
     In addition, at any time prior to October 1, 2013, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the applicable redemption date.
“Applicable Premium” means with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:
(1) 1.0% of the outstanding principal amount of such Note; and
(2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at October 1, 2013 (such redemption price being set forth in the table appearing above under “Redemption at Option of Issuer”) plus (ii) all required interest payments due on such Note through October 1, 2013 (excluding accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.
“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2013; provided, however, that if the period from such redemption date to October 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
7. Mandatory Redemption
     The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
8. Denominations; Transfer; Exchange
     The Notes are in registered form, without coupons, in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Notes not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.
9. Persons Deemed Owners
     The registered Holder of this Note shall be treated as the owner of it for all purposes.
10. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
11. Discharge and Defeasance
     Subject to certain conditions, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or

Government Securities for the payment of principal of, and interest on the Notes to redemption, or maturity, as the case may be.
12. Amendment, Waiver
     Subject to certain exceptions contained in and to the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Collateral Trust Agreement, as applicable, the Indenture, the Guarantees, the Security Documents, the Intercreditor Agreement and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, omission, defect or inconsistency. Subject to the terms and conditions set forth in the Intercreditor Agreement and the Collateral Trust Agreement, as applicable, without notice to or the consent of any Holder, the Issuer and the Collateral Trustee may amend the Security Documents and the Intercreditor Agreement to, among other things, cure any ambiguity, omission, defect or inconsistency.
13. Defaults and Remedies
     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by written notice to the Issuer (and to the Trustee if given by Holders), may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
14. Trustee Dealings with the Issuer
     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
15. No Recourse Against Others
     No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Subsidiary Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

16. Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
17. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18. Governing Law
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
19. CUSIP Numbers, ISINs and Common Codes
     The Issuer has caused CUSIP numbers, ISINs and/or Common Codes to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and/or Common Codes in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint       agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The initial principal amount of this Global Note is $                                        . The following increases or decreases in this Global Note have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global Note	Signature of authorized
Date of	in Principal Amount	in Principal Amount	following such	signatory of Trustee or
Exchange	of this Global Note	of this Global Note	decrease or increase	Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss) or Section 4.08 (Change of Control) of the Indenture, check the box:
Asset Sales and Event of Loss ☐     Change of Control ☐
     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss) or Section 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or an integral multiple of $1,000 in excess thereof):
$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B
FORM OF SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [__], among [NEW SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), GEOEYE, INC. (or its successor), a corporation organized under the laws of the State of Delaware (the “Issuer”), and WILMINGTON TRUST FSB, a federal savings bank, as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”) under the indenture referred to below.
RECITALS
     WHEREAS the Issuer, the Trustee and the Subsidiary Guarantors party thereto have heretofore executed an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 8, 2010, providing for the issuance of the Issuer’s 8.625% Senior Secured Notes due 2016 (the “Notes”), initially in the aggregate principal amount of $125,000,000;
     WHEREAS Sections 4.16 and 11.03 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Trustee, the Issuer and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the New Subsidiary Guarantor, the Issuer, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement To Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

     3. Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 12.02 of the Indenture.
     4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     6. Trustee Makes No Representation. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Co-Issuers and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR]
By:
Name:
Title:

GEOEYE, INC.
By:
Name:
Title:

[Existing Subsidiary Guarantors] WILMINGTON TRUST FSB, as Trustee
By:
Name:
Title:

WILMINGTON TRUST FSB, as Collateral Trustee
By:
Name:
Title:

Exhibit 4.2
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. R-1	Principal Amount $125,000,000, or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto
8.625% Senior Secured Note due 2016

CUSIP NO.:	37250WAD0
ISIN:	US37250WAD02
     GEOEYE, INC., a corporation organized under the laws of the State of Delaware, promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000), or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto on October 1, 2016.
Interest Rate: 8.625% per annum
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.
     Additional provisions of this Note are set forth on the other side of this Note and are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GEOEYE, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WILMINGTON TRUST FSB,
   as Trustee, certifies that this is one of the
   Notes referred to in the within-mentioned
   Indenture.

By:
Authorized Signatory
Title:
Date:

8.625% Senior Secured Note due October 1, 2016
1. Interest
     GEOEYE, INC., a corporation organized under the laws of the State of Delaware (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum, equal to 8.625%. The Issuer shall pay interest semi-annually on April 1 and October 1 of each year, commencing April 1, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 8, 2010 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
     The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank or financial institution in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
     Initially, Wilmington Trust FSB, a federal savings bank (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer may act as Paying Agent or Registrar.
4. Indenture; Subsidiary Guarantors
     The Issuer issued the Notes under an Indenture dated as of October 8, 2010 (the “Indenture”), among the Issuer, the Subsidiary Guarantors, the Trustee and Wilmington Trust FSB as Collateral Trustee (the “Collateral Trustee”). The terms of the Notes include those stated

in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms used in this Note and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
     The Notes are senior secured obligations of the Issuer. This Note is one of the Original Notes referred to in the Indenture. The Notes include the Original Notes and Additional Notes issued pursuant to the Indenture. The Original Notes and Additional Notes are treated as a single class of securities under the Indenture.
     To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under the Indenture, the Notes, the Security Documents and the Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes, the Indenture, the Security Documents and the Intercreditor Agreement, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior secured second-priority basis pursuant to the terms of the Indenture.
5. Security.
     The Notes shall be secured by second-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents. The Collateral Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral), the Intercreditor Agreement and the Collateral Trust Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Trustee to enter into the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.
6. Redemption and Repurchase
     The Notes may not be redeemed except as set forth below:
     Optional Redemption upon Equity Offerings. At any time on or prior to October 1, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 108.625% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, in each case with the net cash proceeds of one or more Equity Offerings that have not previously been used or designated for a different purpose under the Indenture; provided that:

     (1) at least 65% of the aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
     Redemption at Option of Issuer. At any time on or after October 1, 2013, the Issuer may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2013	104.313%
2014	102.156%
2015 and thereafter	100.000%
     In addition, at any time prior to October 1, 2013, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the applicable redemption date.
“Applicable Premium” means with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:
(1) 1.0% of the outstanding principal amount of such Note; and
(2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at October 1, 2013 (such redemption price being set forth in the table appearing above under “Redemption at Option of Issuer”) plus (ii) all required interest payments due on such Note through October 1, 2013 (excluding accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.
“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2013; provided, however, that if the period from such redemption date to October 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
7. Mandatory Redemption
     The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
8. Denominations; Transfer; Exchange
     The Notes are in registered form, without coupons, in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Notes not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.
9. Persons Deemed Owners
     The registered Holder of this Note shall be treated as the owner of it for all purposes.
10. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
11. Discharge and Defeasance
     Subject to certain conditions, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal of, and interest on the Notes to redemption, or maturity, as the case may be.
12. Amendment, Waiver
     Subject to certain exceptions contained in and to the terms and conditions set forth in the Indenture, the Intercreditor Agreement and the Collateral Trust Agreement, as applicable, the Indenture, the Guarantees, the Security Documents, the Intercreditor Agreement and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, omission, defect or inconsistency. Subject to the terms and conditions set forth in the Intercreditor Agreement and the Collateral Trust Agreement, as applicable, without notice to or the consent of any

Holder, the Issuer and the Collateral Trustee may amend the Security Documents and the Intercreditor Agreement to, among other things, cure any ambiguity, omission, defect or inconsistency.
13. Defaults and Remedies
     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by written notice to the Issuer (and to the Trustee if given by Holders), may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
14. Trustee Dealings with the Issuer
     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
15. No Recourse Against Others
     No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Subsidiary Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
16. Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
17. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18. Governing Law
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
19. CUSIP Numbers, ISINs and Common Codes
     The Issuer has caused CUSIP numbers, ISINs and/or Common Codes to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs and/or Common Codes in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The initial principal amount of this Global Note is $125,000,000. The following increases or decreases in this Global Note have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global Note	Signature of authorized
Date of	in Principal Amount	in Principal Amount	following such	signatory of Trustee or
Exchange	of this Global Note	of this Global Note	decrease or increase	Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss) or Section 4.08 (Change of Control) of the Indenture, check the box:
Asset Sales and Event of Loss ☐      Change of Control ☐
     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales and Event of Loss) or Section 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or an integral multiple of $1,000 in excess thereof):
$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee